UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement.

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement.

☐
Definitive Additional Materials.

☐
Soliciting Material Pursuant to §240.14a-12

SOLIGENIX, INC.

(Name of Registrant as Specified in Its Charter)
☒
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

May 5, 2025

“We anticipate being able to accelerate enrollment in support of this 80-patient study where we are confident we can demonstrate HyBryte’s™ statistically significant increased effect over a more prolonged, “real world” treatment course.”

Dear Stockholder:
As we reflect on the past year and look ahead to the future, I want to express our sincere appreciation for your continued support and trust in Soligenix. This has been a year of resilience, innovation, and meaningful progress as we remain steadfast in our mission to develop and deliver life-saving therapies for patients with rare diseases and unmet medical needs.
Over the past year, we have advanced multiple clinical programs while maintaining fiscal discipline. Building upon the positive results already demonstrated in our Phase 3 FLASH (Fluorescent Light Activated Synthetic Hypericin) study, we have defined a feasible and highly executable trial design for the second confirmatory Phase 3 clinical trial to support potential marketing approval. This confirmatory study, called FLASH2, replicates the double-blind, placebo-controlled design used in the successful first Phase 3 FLASH study. We anticipate being able to accelerate enrollment in support of this 80-patient study where we are confident we can demonstrate HyBryte’s™ statistically significant increased effect over a more prolonged, “real world” treatment course. In addition, we are actively enrolling patients in two Phase 2a clinical trials — SGX302 (synthetic hypericin) for the treatment of mild to moderate psoriasis and SGX945 (dusquetide) for the treatment of aphthous ulcers in Behçet’s disease — both of which are anticipated to provide top-line results in the 2nd half of this year.
In support of these efforts, our director nominees represent a broad range of backgrounds and expertise. We believe our diversity of experiences, perspectives, and skills contributes to the Board of Directors’ effectiveness in managing risk and providing guidance that positions the Company for long-term success. Of our five directors, four are independent, which includes all committee members.
This Proxy Statement contains details of the business to be conducted during the Annual Meeting and describes our corporate governance policies and practices. In addition to communicating information and our perspectives, we believe in the value of listening to our stockholders. Feedback from our stockholders helps us prioritize our efforts and enhance our transparency.
Whether or not you participate in the Annual Meeting, it is important that your shares be represented and voted during the meeting. We urge you to vote promptly and submit your proxy (1) via the Internet (2) by telephone or (3) if you received your proxy materials by mail, by signing, dating, and returning the enclosed proxy card or voting instruction form in the envelope provided for your convenience.
The coming year is poised to be transformational. We anticipate key clinical milestones that could bring us closer to delivering meaningful solutions to patients. Our team remains focused on executing our development plans with rigor and integrity, always guided by our commitment to scientific excellence and patient care.
On behalf of the Board of Directors and the entire Soligenix team, thank you for your ongoing belief in our mission and our future. We are excited about the road ahead and are grateful to have you with us on this journey.
Sincerely,
Christopher J. Schaber, PhD
Chairman of the Board of Directors, President and Chief Executive Officer

Notice of Annual Meeting of Stockholders
MEETING AGENDA
2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD: Virtually at www.virtualshareholermeeting.com/ sngx2025 DATE AND TIME: Friday, June 20, 2025 at 9:00 a.m., Eastern Daylight Time.
	1	To elect five directors to serve until the next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;
	2	To approve the 2025 Equity Incentive Plan;
	3	To hold an advisory vote on executive compensation;
	4	To ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the year ending December 31, 2025;
5
To approve an adjournment of the Annual Meeting, in whole or in part as to any particular proposal(s), to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient shares voted to constitute a quorum or votes in favor of a particular proposal for approval (the “Adjournment Proposal”); and

	6	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The Annual Meeting will be held entirely online. Stockholders may participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/sngx2025. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.
Who May Vote:
Admittance to the virtual meeting will be limited to stockholders. The Board of Directors has fixed the close of business on April 21, 2025 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the meeting. A list of stockholders eligible to vote at the meeting will be available for inspection for a period of 10 days prior to the meeting, during regular business hours, at our corporate headquarters. If you want to inspect the stockholder list prior to the meeting, please call our Corporate Secretary at (609) 538-8200 to schedule an appointment. In addition, the list of stockholders also will be available during the Annual Meeting through the meeting website for stockholders who choose to attend.
How to attend:
You will need to have your 16-Digit Control Number included on your proxy card or on the instructions that accompanied your proxy materials to join the Annual Meeting.
Please Vote As Soon As Possible in one of the following ways:
BY INTERNET: www.proxyvote.com and follow the instructions (have your proxy card available)
BY PHONE: Call 1-800-690-6903 and follow the voice prompts (have your proxy card available)
BY MAIL: If you have received a proxy card, mark your vote, sign your name exactly as it appears on your proxy card, date your card and return it in the envelope provided.
By Order of the Board of Directors,
Christopher J. Schaber, PhD
President and Chief Executive Officer
Princeton, New Jersey
May 5, 2025

Note About Forward-Looking Statements
This Proxy Statement includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Forms 10-K and 10-Q. We undertake no obligation to update or revise publicly any forward- looking statements, whether because of new information, future events, or otherwise.

PURPOSE OF THESE MATERIALS:

This Proxy Statement has been prepared and is distributed by the board of directors (the “Board of Directors”) of Soligenix, Inc. in connection with the solicitation of proxies for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9:00 a.m., Eastern Daylight Time, on Friday, June 20, 2025, and any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

ACCESS THE MEETING:

The Annual Meeting will be held entirely online. Stockholders may participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/ sngx2025. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

MORE INFORMATION:
Unless the context indicates otherwise, as used in this Proxy Statement, the terms “we,” “us” “our” and “our Company” refer to Soligenix, Inc.

This Proxy Statement and the accompanying form of proxy will be distributed to stockholders on or about May 5, 2025. Our Annual Report on Form 10-K for the year ended December 31, 2024 (which does not form a part of the proxy solicitation materials) is being distributed concurrently herewith to stockholders.

SOLIGENIX, INC. 29 Emmons Drive, Suite B-10 Princeton, New Jersey 08540

Proxy Guide
About Us
Soligenix, Inc. is a late-stage biopharmaceutical company focused on developing and commercializing products to treat rare diseases where there is an unmet medical need.
www.soligenix.com Nasdaq: SNGX
TWO AREAS OF FOCUS:

Specialized BioTherapeutics	Public Health Solutions
segment dedicated to the development of products for orphan diseases and areas of unmet medical need in oncology and inflammation segment that develops vaccines and therapeutics for military and civilian applications in the areas of ricin exposure, emerging and antibiotic resistant infectious disease, and viral disease including Ebola, Marburg and COVID-19

DEVELOPMENT PIPELINE – RARE DISEASES
2025 Proxy Statement	|	1

Your Vote is Important.
Even if you participate in the Annual Meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting. You may vote your shares via the Internet, telephone or mail as more fully described below:
BY INTERNET: www.proxyvote.com and follow the instructions (have your proxy card available)
BY PHONE: Call 1-800-690-6903 and follow the voice prompts (have your proxy card available)
BY MAIL: If you have received a proxy card, mark your vote, sign your name exactly as it appears on your proxy card, date your card and return it in the envelope provided.
Voting Guide
PROPOSAL 1 (see pages 8-11)
To elect five directors to serve until the next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified.	OUR BOARD RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE

The Board of Directors recommends that you vote FOR each director nominee. These individuals bring a range of relevant experiences and overall diversity of perspectives that is essential to good governance and leadership of our company.

PROPOSAL 2 (see pages 20-24)
To approve the 2025 Equity Incentive Plan.	OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

The Board of Directors recommends that you vote FOR the 2025 Equity Incentive Plan because the Board believes it important to have the ability to grant equity incentive awards to attract, motivate, reward, and retain the competent and talented employees and contractors.

PROPOSAL 3 (see pages 25-26)
To hold an advisory vote on executive compensation.	OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

The Board of Directors recommends that you vote FOR this “Say-on-Pay” advisory proposal because our compensation program attracts top talent commensurate with our peers and reinforces our “Pay for Performance” philosophy.

2	|	2025 Proxy Statement

PROPOSAL 4 (see pages 27-28)
To ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the year ending December 31, 2025.	OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

The Board of Directors recommends that you vote FOR the ratification of Cherry Bekaert LLP. We believe Cherry Bekaert has sufficient knowledge and experience to provide our company with a wide range of services that are on par with the best offered in the industry.

PROPOSAL 5 (see page 29)

To approve an adjournment of the Annual Meeting, in whole or in part as to any particular proposal(s), to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient shares voted to constitute a quorum or votes in favor of a particular proposal for approval.
OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

The Board of Directors recommends that you vote FOR this proposal because the Board of Directors believes that, if the number of shares of Common Stock cast is insufficient to constitute a quorum or approve any proposal, it is in the best interests of the stockholders to enable the Board of Directors to continue to seek to obtain a sufficient number of additional votes to constitute a quorum or approve the proposals.

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2025 Proxy Statement	|	3

Director Nominee Highlights
Committee Composition
Name Age Director Since	Primary (Or Former) Occupation	Audit	Compensation	Nominating & Corporate Governance
Christopher J. Schaber, PhD 58 2006	Chairman, President and CEO of Soligenix, Inc.
Gregg A. Lapointe, CPA, MBA 66 2009	CEO of Cerium Pharmaceuticals
Diane L. Parks, MBA 72 2019	Head of U.S. Commercial and Senior Vice President of Marketing, Sales & Market Research at Kite Pharma, Inc.
Robert J. Rubin, MD 79 2009	Professor of Medicine at Georgetown
Jerome B. Zeldis, MD, PhD 75 2011	Chief Medical Officer of Celgene Corporation
= Chairperson	= Member
Age	Tenure

Average Age = 70	Average Years Served = 14.2

4	|	2025 Proxy Statement

SOLIGENIX, INC.
29 Emmons Drive, Suite B-10
Princeton, New Jersey 08540
Annual Meeting of Stockholders
Friday, June 20, 2025
Proxy Statement
This Proxy Statement has been prepared and is distributed by the board of directors (the “Board of Directors”) of Soligenix, Inc. in connection with the solicitation of proxies for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9:00 a.m., Eastern Daylight Time, on Friday, June 20, 2025, and any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be a completely “virtual meeting” of stockholders. You will be able to attend the Annual Meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/sngx2025 and entering the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. Unless the context indicates otherwise, as used in this Proxy Statement, the terms “we,” “us” “our” and “our Company” refer to Soligenix, Inc.
This Proxy Statement and the accompanying form of proxy will be distributed to stockholders on or about May 5, 2025. Our Annual Report on Form 10-K for the year ended December 31, 2024 (which does not form a part of the proxy solicitation materials) is being distributed concurrently herewith to stockholders.
Voting Securities; Voting Your Shares; Proxies; Required Vote
VOTING SECURITIES
Each holder of record of our common stock, par value $0.001 per share (“Common Stock”), at the close of business on April 21, 2025 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting. On April 21, 2025, 3,264,346 shares of Common Stock were outstanding.
VOTING YOUR SHARES
The Annual Meeting will be held entirely online. Stockholders may participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/sngx2025. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting. However, even if you plan to participate in the Annual Meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting. You may vote your shares via the Internet, telephone or mail as more fully described below:
•
By Internet: Go to www.proxyvote.com and follow the instructions (have your proxy card available);

•
By Telephone: Call 1-800-690-6903 and follow the voice prompts (have your proxy card available); and

•
By Mail: If you have received a proxy card, mark your vote, sign your name exactly as it appears on your proxy card, date your card and return it in the envelope provided.

PROXIES
You cannot vote your shares at the meeting unless you vote electronically or are represented by proxy. All properly executed and unrevoked proxies that are received in time for the meeting will be voted at the meeting or any adjournment or postponement thereof in accordance with instructions thereon, or if no instructions are given, will be voted as follows:

2025 Proxy Statement	|	5

1.
“FOR ALL” in the election of all of the named nominees as directors;

2.
“FOR” the approval of the 2025 Equity Incentive Plan;

3.
“FOR” the approval, on an advisory basis, of the compensation of our executive officers;

4.
“FOR” the ratification of Cherry Baekert LLP as our independent registered public accounting firm for the year ending December 31, 2025;

5.
“FOR” the Adjournment Proposal; and

6.
In accordance with the judgment of the persons appointed as proxies with respect to other matters which properly come before the Annual Meeting.

Stockholders of record may revoke their proxy at any time before the electronic polls close by submitting a later-dated vote online during the Annual Meeting, via the Internet, by telephone, or by mail, or by delivering written instructions to our Corporate Secretary before the Annual Meeting commences. Beneficial stockholders may revoke any prior voting instructions by contacting the broker, bank, or other nominee that holds their shares or by voting online during the meeting.
REQUIRED VOTE
1.
The affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Annual Meeting in person or by proxy is required for each nominee to be elected as a director in the election of directors.

2.
The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote on the proposal is required to approve the 2025 Equity Incentive Plan.

3.
The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote on the proposal is required to approve, on an advisory basis, the compensation of our executive officers.

4.
The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote on the proposal is required for the ratification of the appointment of Cherry Bekaert LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2025.

5.
The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote on the proposal is required to approve the Adjournment Proposal.

Proposal 1 (the election of five directors to serve until the next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified), Proposal 2 (the vote on the 2025 Equity Incentive Plan), and Proposal 3 (the advisory vote on executive compensation) are considered “non-routine” matters. Proposal 4 (the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the year ending December 31, 2025) and Proposal 5 (the Adjournment Proposal) are considered “routine” matters. Banks, brokers, or other nominees (“Brokers”) who hold shares on behalf of beneficial stockholders have discretion to vote such shares with respect to “routine” matters without receiving voting instructions from the beneficial holders of the shares. However, Brokers who hold shares on behalf of beneficial stockholders do not have discretion to vote such shares with respect to “non-routine” matters if they do not receive voting instructions from the beneficial holders of the shares. If no instruction is given to Brokers with respect to “non-routine” matters, a “Broker non-vote” is recorded for each such uninstructed share.
Stockholders are not allowed to cumulate their votes in the election of directors. In voting for Proposal 1 (the election of five directors), abstentions and Broker non-votes will be disregarded and not treated as votes cast and, therefore, will not affect the outcome of the election. Abstentions will have the same effect as votes against (1) Proposal 2 (the vote on the 2025 Equity Incentive Plan); (2) Proposal 3 (the advisory vote on executive compensation); (3) Proposal 4 (the ratification of the appointment of Cherry Bekaert LLP) and (4) Proposal 5 (the Adjournment Proposal). Broker non-votes will not be counted as votes against (A) Proposal 2 (the vote on the 2025 Equity Incentive Plan); (B) Proposal 3 (the advisory vote on executive compensation); (C) Proposal 4 (the ratification of the appointment of Cherry Bekaert LLP); or

6	|	2025 Proxy Statement

(D) Proposal 5 (the Adjournment Proposal), or as shares present or represented at the meeting for these proposals. As Proposal 4 (the ratification of the appointment of Cherry Bekaert LLP) and Proposal 5 (the Adjournment Proposal) will be considered “routine” matters, we do not expect that any “Broker non-votes” will be recorded for such proposals.
QUORUM
The required quorum for the transaction of business at the Annual Meeting is one-third of the voting power of shares of Common Stock issued and outstanding on the record date. Shares represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting.
No Appraisal Rights
Stockholders will not have any appraisal rights in connection with any of the proposals to be voted on at the Annual Meeting.
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2025 Proxy Statement	|	7

Proposal 1: Election of Directors
RECOMMENDATION OF THE BOARD OF DIRECTORS	THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR ALL” IN THE ELECTION OF DIRECTORS.
Upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”), the Board of Directors has nominated Christopher J. Schaber, PhD, Gregg A. Lapointe, CPA, MBA, Diane L. Parks, MBA, Robert J. Rubin, MD, and Jerome B. Zeldis, MD, PhD for election to the Board of Directors. Each nominee has consented to being named a nominee in this Proxy Statement and has agreed to serve as a director if elected at the Annual Meeting.
Unless otherwise directed, the persons appointed in the form of proxy intend to vote at the Annual Meeting “FOR ALL” in the election of directors, which would be a vote for the election of each of Dr. Schaber, Mr. Lapointe, Ms. Parks, Dr. Rubin, and Dr. Zeldis as a director to serve until our next Annual Meeting of Stockholders or until his or her successor has been duly elected and qualified. If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of such substitute nominee as the Board of Directors recommends or to allow the vacancy to remain open until filled by the Board of Directors, as determined by the Board of Directors. The Board of Directors does not currently anticipate that any nominee will be unable to be a candidate for election. Each director elected to the Board of Directors will serve until the next Annual Meeting of Stockholders or until his or her successor has been duly elected and qualified, unless he or she dies, resigns or is removed from office prior to that time.
The table below contains information regarding the current members of the Board of Directors. The ages of individuals are provided as of April 21, 2025:
Name	Age	Position
Christopher J. Schaber, PhD	58	Chairman of the Board, Chief Executive Officer and President
Gregg A. Lapointe, CPA, MBA	66	Director
Diane L. Parks, MBA	72	Director
Robert J. Rubin, MD	79	Director
Jerome B. Zeldis, MD, PhD	75	Director
8	|	2025 Proxy Statement

Director Nominees
Christopher J. Schaber, PhD	Director Since: August 2006
Age 58
Biography
Christopher J. Schaber, PhD has over 30 years of experience in the pharmaceutical and biotechnology industry. Dr. Schaber has been our President and Chief Executive Officer and a director since August 2006. He was appointed Chairman of the Board in October 2009. He also has served on the board of directors of the Biotechnology Council of New Jersey (“BioNJ”) since January 2009 and the Alliance for Biosecurity since October 2014, and has been a member of the corporate council of the National Organization for Rare Disorders (“NORD”) since October 2009. He also serves on the scientific advisory board for private start-up medical device company, Simphotek, Inc. Prior to joining Soligenix, Dr. Schaber served from 1998 to 2006 as Executive Vice President and Chief Operating Officer of Discovery Laboratories, Inc., where he was responsible for overall pipeline development and key areas of commercial operations, including regulatory affairs, quality control and assurance, manufacturing and distribution, pre-clinical and clinical research, and medical affairs, as well as coordination of commercial launch preparation activities. From 1996 to 1998, Dr. Schaber was a co-founder of Acute Therapeutics, Inc., and served as its Vice President of Regulatory Compliance and Drug Development. From 1994 to 1996, Dr. Schaber was employed by Ohmeda PPD, Inc., as Worldwide Director of Regulatory Affairs and Operations. From 1989 to 1994, Dr. Schaber held a variety of regulatory, development and operations positions with The Liposome Company, Inc., and Elkins-Sinn Inc., a division of Wyeth-Ayerst Laboratories. Dr. Schaber received his BA degree from Western Maryland College, his MS degree in Pharmaceutics from Temple University School of Pharmacy and his PhD degree in Pharmaceutical Sciences from the Union Graduate School. During his career, Dr. Schaber has played a significant role in raising in excess of $350 million through both public offerings and private placements, as well as approximately $100 million in non-dilutive funding awards from state and federal governmental agencies.

Dr. Schaber was selected to serve as a member of our Board of Directors because of his extensive experience in drug development and pharmaceutical operations, including his experience as a senior executive officer with our company and Discovery Laboratories, Inc., and as a member of the board of directors of BioNJ and Simphotek; because of his proven ability to raise funds and provide access to capital; and because of his advanced degrees in science and business.

Gregg A. Lapointe, CPA, MBA	Director Since: March 2009
Age 66
Biography
Gregg A. Lapointe, CPA, MBA has been a director since March 2009. Mr. Lapointe is currently CEO of Cerium Pharmaceuticals, Inc. and serves on the board of directors of Rigel Pharmaceuticals, Inc., and Astria Therapeutics, Inc. Mr. Lapointe has previously served on the board of directors of ImmunoCellular Therapeutics Ltd., Raptor Pharmaceuticals, Inc., SciClone Pharmaceuticals, Inc., the Pharmaceuticals Research and Manufacturers of America (PhRMA), Questcor Pharmaceuticals, Inc. and the board of trustees of the Keck Graduate Institute of Applied Life Sciences. He previously served in varying roles for Sigma-Tau Pharmaceuticals, Inc. (now known as Leadiant Biosciences, Inc.), a private biopharmaceutical company, from September 2001 through February 2012, including Chief Operating Officer from November 2003 to April 2008 and Chief Executive Officer from April 2008 to February 2012. From May, 1996 to August 2001, he served as Vice President of Operations and Vice President, Controller of AstenJohnson, Inc. (formerly JWI Inc.). Prior to that, Mr. Lapointe spent several years in the Canadian medical products industry in both distribution and manufacturing. Mr. Lapointe began his career at Price Waterhouse. Mr. Lapointe received his B.A. degree in Commerce from Concordia University in Montreal, Canada, a graduate diploma in Accountancy from McGill University and his M.B.A. degree from Duke University. He is a C.P.A. in the state of Illinois.

Mr. Lapointe was selected to serve as a member of our Board of Directors because of his significant experience in the areas of global strategic planning and implementation, business development, corporate finance, and acquisitions, and his experience as an executive officer and board member in the pharmaceutical and medical products industries.

2025 Proxy Statement	|	9

Diane L. Parks, MBA	Director Since: July 2019
Age 72
Biography
Diane L. Parks, MBA has been a director since July 2019. From February 2016 until July 2018, she served as Head of U.S. Commercial and Senior Vice President of Marketing, Sales & Market Research at Kite Pharma, Inc., a privately-held biopharma company developing cancer immunotherapy products with a primary focus on genetically engineered autologous T cell therapy with chimeric antigen receptors. From October 2014 to October 2015, Ms. Parks served as Vice President of Global Marketing at Pharmacyclics LLC, a privately-held biopharmaceutical company primarily focused on the development of cancer therapies. Prior to Pharmacyclics LLC, Ms. Parks held senior leadership roles as Vice President of Sales for Amgen, Inc., a publicly-traded biopharmaceutical company, representing oncology and nephrology products, and Senior Vice President of Specialty Biotherapeutics and Managed Care at Genentech, Inc., a biotechnology company that discovers, develops, manufactures and commercializes medicines to treat patients with serious or life-threatening medical conditions that was acquired by Roche Holding AG in 2009. At Genentech, she led the launches of multiple products as well as commercial development of Lucentis® and Rituxan®. Since May 2019, she has been a member of the board of directors of Calliditas Therapeutics AB, a biopharmaceutical company, the shares of which are traded on the Nasdaq Stockholm Exchange, that is developing and commercializing pharmaceutical products for patients with significant unmet medical needs in niche indications. She is also a member of the board of directors of Kura Oncology, a biopharmaceutical company, the shares of which are traded on US Nasdaq, that is developing a pipeline of precision medicines for the treatment of solid tumors and blood cancers. Since October 2019 Ms. Parks has been a member of the board of directors for TriSalus Life Sciences, an early stage company focused on improving patient outcomes in pancreatic and other highly intractable solid tumors. Ms. Parks holds a BS from Kansas State University and a master’s of business administration in marketing from Georgia State University. She has been a commercial leader in the biotech and pharma industry for over 30 years.

Ms. Parks was selected to serve as a member of our Board of Directors because of her over 30 years’ experience as a businesswoman and commercial executive with an extensive record of driving profitable growth for large pharmaceutical and biotech companies.

Robert J. Rubin, MD	Director Since: October 2009
Age 79
Biography
Robert J. Rubin, MD has been a director since October 2009. Dr. Rubin was a clinical professor of medicine at Georgetown University from 1995 until 2012 when he was appointed a Distinguished Professor of Medicine. From 1987 to 2001, he was President of the Lewin Group (purchased by Quintiles Transnational Corp. in 1996), an international health policy and management consulting firm. From 1994 to 1996, Dr. Rubin served as Medical Director of ValueRx, a pharmaceutical benefits company. From 1992 to 1996, Dr. Rubin served as President of Lewin-VHI, a health care consulting company. From 1987 to 1992, he served as President of Lewin-ICF, a health care consulting company. From 1984 to 1987, Dr. Rubin served as a principal of ICF, Inc., a health care consulting company. From 1981 to 1984, Dr. Rubin served as the Assistant Secretary for Planning and Evaluation at the Department of Health and Human Services and as an Assistant Surgeon General in the U.S. Public Health Service. Dr. Rubin has served on the Board of BioTelemetry, Inc. (formerly known as CardioNet, Inc.) from 2007 to February 2021. He is currently on the Board of Cerium Pharmaceuticals where he is also the acting Chief Medical Officer since July 2022. He is a board certified nephrologist and internist. Dr. Rubin received an undergraduate degree in Political Science from Williams College and his medical degree from Cornell University Medical College.

Dr. Rubin was selected to serve as a member of our Board of Directors because of his vast experience in the health care industry, including his experience as a nephrologist, internist, clinical professor of medicine and Assistant Surgeon General, and his business experience in the pharmaceutical industry.

10	|	2025 Proxy Statement

Jerome B. Zeldis, MD, PhD	Director Since: June 2011
Age 75
Biography
Jerome B. Zeldis, MD, PhD has been a director since June 2011. In March 2023 Dr. Zeldis retired as Executive Vice President, Research and Development of Neximmune. He was the Chief Medical Officer and President of Clinical Research, Drug Safety and Regulatory of Sorrento Therapeutics, Inc. and Celularity, Inc. Previously, Dr. Zeldis was Chief Executive Officer of Celgene Global Health and Chief Medical Officer of Celgene Corporation, a publicly traded, fully integrated biopharmaceutical company. He was employed by Celgene from 1997 to 2016. From September 1994 to February 1997, Dr. Zeldis worked at Sandoz Research Institute and the Janssen Research Institute in both clinical research and medical development. He has been a board member of several biotechnology companies and is currently on the boards of Metastat, Inc., PTC Therapeutics Inc., BioSig Technologies, Inc., the Castleman’s Disease Organization and Alliqua, Inc. He has previously served on the boards of the NJ Chapter of the Arthritis Foundation and PTC Therapeutics, Inc. Additionally, he has served as Assistant Professor of Medicine at the Harvard Medical School from July 1987 to September 1988, Associate Professor of Medicine at University of California, Davis from September 1988 to September 1994, Clinical Associate Professor of Medicine at Cornell Medical School from January 1995 to December 2003 and Professor of Clinical Medicine at the Robert Wood Johnson Medical School from July 1998 to June 2010. Dr. Zeldis received a BA and an MS from Brown University, and an MD, and a PhD in Molecular Biophysics and Biochemistry from Yale University. Dr. Zeldis trained in Internal Medicine at the UCLA Center for the Health Sciences and in Gastroenterology at the Massachusetts General Hospital and Harvard Medical School.

Dr. Zeldis was selected to serve as a member of our Board of Directors because of his experience as an executive officer of a publicly traded biopharmaceutical company and in clinical research and medical development, and his experience in the health care industry, including his experience as an internist, gastroenterologist and professor of medicine.

Vote Required
The affirmative “FOR” vote of the holders of a plurality of the shares of Common Stock represented at the Annual Meeting in person or by proxy is required for each nominee to be elected as a director in the election of directors. Abstentions and Broker non-votes will be disregarded and not treated as votes cast and, therefore, will not affect the outcome of the election.
Recommendation of the Board of Directors
The Board of Directors recommends that you vote “FOR ALL” in the election of all of the named nominees as directors.

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Corporate Governance
Pursuant to our Certificate of Incorporation and Bylaws, our business and affairs are managed under the direction of the Board of Directors. Members of the Board of Directors are kept informed of our business through discussions with senior management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.
The Board of Directors held four meetings in 2024, and each current director who served as a director during 2024, attended at least 75% of the aggregate number of meetings of the Board of Directors held during 2024 and of all committees of the Board of Directors on which he or she served during 2024.
We typically schedule a meeting of the Board of Directors in conjunction with our Annual Meeting and expect that all directors will attend, absent a valid reason, such as a scheduled conflict. Last year, all of the individuals then serving as directors attended the 2024 Annual Meeting.
Code of Ethics
We have adopted a code of ethics that applies to all our executive officers and senior financial officers (including our chief executive officer, chief financial officer, chief accounting officer and any person performing similar functions). A copy of our code of ethics is publicly available on our website at www.soligenix.com under the “Investors — Corporate Governance” section. If we make any substantive amendments to our code of ethics or grant any waiver, including any implicit waiver, from a provision of the code to our chief executive officer, chief financial officer or chief accounting officer, we will disclose the nature of such amendment or waiver in a Current Report on Form 8-K.
Committees of the Board of Directors
Our Board of Directors has the following three committees: (1) Compensation, (2) Audit and (3) Nominating and Corporate Governance. Our Board of Directors has adopted a written charter for each of these committees, which are available on our website at www.soligenix.com under the “Investors — Corporate Governance” section.

AUDIT	COMPENSATION	NOMINATING & CORPORATE GOVERNANCE
Gregg A. Lapointe, CPA (Chair) Diane L. Parks, MBA Robert J. Rubin, MD	Robert J. Rubin, MD (Chair) Diane L. Parks, MBA Jerome B. Zeldis, MD, PhD	Jerome B. Zeldis, MD, PhD (Chair) Gregg A. Lapointe, CPA Robert J. Rubin, MD
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Audit Committee		Meetings in 2024: 5
Mr. Lapointe (Chair)	Ms. Parks	Dr. Rubin

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The Audit Committee assists our Board of Directors in monitoring the financial reporting process, the internal control structure and the independent registered public accounting firm.

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Its primary duties are to serve as an independent and objective party to monitor the financial reporting process and internal control system, to review and appraise the audit effort of the independent registered public accounting firm and to provide an open avenue of communication among the independent registered public accounting firm, financial and senior management, and our Board of Directors.

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Our Board of Directors has determined that Mr. Lapointe, Ms. Parks and Dr. Rubin, each of whom is nominated for election as a director, are “independent” directors, within the meaning of applicable listing standards of Nasdaq and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder.

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Our Board of Directors has also determined that the members of the Audit Committee are qualified to serve on the committee and have the experience and knowledge to perform the duties required of the committee and that Mr. Lapointe qualifies as an “audit committee financial expert” as that term is defined in the applicable rules and regulations of the Exchange Act and Nasdaq.

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The Audit Committee met five times during the fiscal year ended December 31, 2024.

Compensation Committee		Meetings in 2024: 1
Dr. Rubin (Chair)	Ms. Parks	Dr. Zeldis

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The Compensation Committee is responsible for reviewing and approving the executive compensation program, assessing executive performance, setting salary, making grants of annual incentive compensation and approving certain employment agreements.

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Our Board of Directors has determined that Dr. Rubin, Ms. Parks and Dr. Zeldis are “independent” directors within the meaning of applicable listing standards of Nasdaq and the Exchange Act and the rules and regulations thereunder.

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The Compensation Committee met one time during the fiscal year ended December 31, 2024

Nominating and Corporate Governance Committee		Meetings in 2024: 1
Dr. Zeldis (Chair)	Mr. Lapointe	Dr. Rubin

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The Nominating Committee makes recommendations to the Board of Directors regarding the size and composition of our Board of Directors, establishes procedures for the nomination process, identifies and recommends candidates for election to our Board of Directors.

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Our Board of Directors has determined that Dr. Zeldis, Mr. Lapointe and Dr. Rubin, each of whom is nominated for election as a director, are “independent” directors, as such term is defined by the applicable Nasdaq listing standards.

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The Nominating Committee met one time during the fiscal year ended December 31, 2024.

In considering candidates for the Board of Directors, the Nominating Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a nominee. However, the Nominating Committee believes that all members of the Board of Directors should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board of Directors matters, and no conflict of interest that would interfere with performance as a director. In the case of current directors being considered

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for nomination, the Nominating Committee also considers the director’s history of attendance at meetings of the Board of Directors or its committees, the director’s tenure as a member of the Board of Directors, and the director’s preparation for and participation in such meetings.
Stockholders who wish to suggest qualified candidates should write to the Office of the Secretary, Soligenix, Inc., 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540, specifying the name of the candidates and stating in detail the qualifications of such persons for consideration by the Nominating Committee. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. Stockholders who wish to nominate a candidate for election at an Annual Meeting of Stockholders must otherwise comply with our Bylaws regarding stockholder proposals and nominations. See “Deadline for Stockholder Proposals” contained herein.
Board Leadership Structure
Our Board of Directors believes that Dr. Schaber’s service as both the Chairman of our Board of Directors and our Chief Executive Officer is in the best interest of our company and our stockholders. Dr. Schaber possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing our company and our business and, therefore, is best positioned to develop agendas that ensure that the Board of Directors’ time and attention are focused on the most important matters. His combined role enables decisive leadership, ensures clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to our stockholders, employees, and collaborative partners.
Mr. Lapointe, Ms. Parks, Dr. Rubin, and Dr. Zeldis are independent and the Board of Directors believes that the independent directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of meetings of the Board of Directors, the independent directors hold executive sessions. Following an executive session of independent directors, the independent directors’ report back to the full Board of Directors regarding any specific feedback or issues, provide the Chairman with input regarding agenda items for Board of Directors and Committee meetings, and coordinate with the Chairman regarding information to be provided to the independent directors in performing their duties. The Board of Directors believes that this approach appropriately and effectively complements the combined Chairman/Chief Executive Officer structure.
Although we believe that the combination of the Chairman and Chief Executive Officer roles is appropriate under the current circumstances, our corporate governance guidelines do not establish this approach as a policy, and the Board of Directors may determine that it is more appropriate to separate the roles in the future.
Director Independence
The Board of Directors has determined that Mr. Lapointe, Ms. Parks, Dr. Rubin, and Dr. Zeldis, each of whom is nominated for election as a director, are “independent” as such term is defined by the applicable listing standards of The NASDAQ Stock Market LLC. Our Board of Directors based this determination primarily on a review of the responses of the Directors to questionnaires regarding their employment, affiliations and family and other relationships.
Environmental, Social and Governance (“ESG”)
We are committed to developing and commercializing novel products to treat rare diseases where there is an unmet medical need, including orphan diseases and areas of unmet medical need in oncology and inflammation as well as development of vaccines and therapeutics in the areas of ricin exposure, emerging and antibiotic resistant infectious disease, and viral disease including Ebola, Marburg and COVID-19.
The Nominating Committee, consisting of Dr. Zeldis, Mr. Lapointe and Dr. Rubin, provides oversight of our philosophies and policies relating to ESG topics and operational controls of environmental, health and safety, and social risks, and is committed to supporting our efforts to operate as a sound corporate citizen. We believe that an integrated approach to business strategy, corporate governance and corporate citizenship creates long-term value. The following summary highlights certain of our policies and initiatives in these areas.

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We are committed to operating with integrity, contributing to the local communities, promoting diversity and inclusion, developing our employees and being thoughtful stewards of natural resources. We are also focused on the security of our data and safeguarding our supplier’s and clients’ privacy.
ESG HIGHLIGHTS
Healthy and Safe Work Environment
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Commitment to comply with all applicable health and safety laws, regulations and other requirements to which we subscribe.

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Integration of health and safety considerations into business decisions to ensure health and safety of our employees and the community.

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Equal employment opportunity hiring practices, policies and management of employees.

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Anti-harassment policy that prohibits hostility or aversion towards individuals in protected categories, and prohibits sexual harassment in any form, and details how to report and respond to harassment issues and strictly prohibits retaliation against any employee for reporting harassment.

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Since January 1, 2023, we have not been a party to any suits, investigations, inquiries or other proceedings relating to occupational safety and health, nor have any such proceedings been overtly threatened.

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During 2023 and 2024, we had no work-related fatalities or occupational diseases and no workplace injuries.

Diversity and Inclusion
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Committed to fostering and promoting an inclusive and globally diverse work environment. Of our total employee base, 53.3% identify as female, one of which is an officer of the Company, 26.7% identify as underrepresented minorities and 6.7% identify as LGBTQ+.

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Formal policy that forbids discrimination based on protected classifications.

Prevention of Human Trafficking and Forced and Child Labor
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Prohibition on employment of anyone under the age of 16 in any position, and workers under the age of 18 for hazardous work, overtime, or night shift work.

Wage and Hour Standards
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Working hours not to exceed the maximum set by local law.

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Commitment to comply with applicable wage laws, including those related to minimum wages, overtime hours, and legally mandated benefits.

Freedom of Association and Collective Bargaining
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Employees have the right to freely associate or not associate with third party organizations such as labor organizations.

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Employees also have the right to bargain or not bargain collectively in accordance with local laws.

Privacy and Data Security
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Maintaining privacy policies, management oversight, and accountability structures to protect privacy and personal data.

Business Conduct and Ethics Codes
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A strong corporate culture that promotes the highest standards of ethics and compliance for our business; the majority of our directors have an extensive background and experience in risk management.

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Code of Business Conduct and Ethics sets forth principles to guide employee and director conduct.

Environment
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Commitment to environmental protection and conservation of natural resources through innovative processes and continuous improvement methodologies.

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Commitment to continue to invest in energy conservation, work to reduce our environmental footprint, and adhere to environmental laws, regulations, policies and goals.

Governance
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Strong focus on corporate governance since inception, striving for best practices in corporate governance.

Stakeholder Involvement
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Commitment to receive feedback from such stakeholders to help improve ESG-related policies, the implementation thereof and our performance thereunder.

Anti-Bribery and Corruption Policies
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Policies prohibiting improper or unauthorized expenditures (including commercial and public bribery) and other improper payment schemes.

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Mechanism for confidential reporting of any suspected violations.

As reflected above, we have adopted a number of practices and policies that highlight our commitment to social and environmental responsibility and that seek to promote sustainability and health and well-being in the operation of our business. These practices are designed to position us as a supplier of choice to our prospective customers, an employer of choice to our existing and prospective employees, and a neighbor of choice in our communities. We are committed to the ethical and environmentally responsible operation of our business and have undertaken a number of initiatives to reduce our environmental impact and to ensure a healthy and safe workplace.
DIVERSITY CONSIDERATIONS IN IDENTIFYING DIRECTOR NOMINEES
We do not have a formal diversity policy or set of guidelines in selecting and appointing directors that comprise our Board of Directors. However, when making recommendations to our Board of Directors regarding the size and composition of our Board of Directors, our Nominating Committee does consider each individual director’s qualifications, skills, business experience and capacity to serve as a director and the diversity of these attributes for the Board of Directors as a whole.
Risk Oversight
The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of our risks (including risks relating to regulatory compliance, information technology and cybersecurity, environmental and sustainability, climate change and public health). The Board of Directors regularly reviews information regarding our strategy, finances and operations, as well as the risks associated with each. The Audit Committee is responsible for oversight of our risks relating to accounting matters, financial reporting, internal controls and legal and regulatory compliance. The Audit Committee undertakes, at least annually, a review to evaluate these risks. The members then meet with management responsible for such area, including our Chief Financial Officer, and report to the Audit Committee on any matters identified during such discussions with management. In addition, the Compensation Committee considers risks related to the attraction and retention of talent as well as risks relating to the design of compensation programs and arrangements. In addition, the Nominating Committee manages risks associated with the independence of the Board of Directors. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. The full Board of Directors considers strategic risks and opportunities and regularly receives detailed reports from the committees regarding risk oversight in their respective areas of responsibility.

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CYBERSECURITY
Cybersecurity Risk Management and Strategy
Our technology and cybersecurity programs are crucial to maintaining secure operations, which enable us to deliver on our promise to maintain stakeholder trust. Our Chief Financial Officer (“CFO”) is responsible for establishing, implementing and executing our cybersecurity program and strategy. Our CFO has over ten years of information technology, information technology audit, and cybersecurity experience, and is involved in following the latest developments in cybersecurity, including potential threats and innovative risk management techniques.
Our cybersecurity program is a critical component of our enterprise risk management process overseen by our Board of Directors, and we have integrated cybersecurity-related risks into our overall enterprise risk management framework. Additionally, cybersecurity-related risks are included in the risk universe that the risk management function evaluates to assess top risks to the enterprise on an annual basis.
Our personnel responsible for cybersecurity proactively identifies, manages, and mitigates cyber risk in a variety of ways, including but not limited to:
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cyber incident response, IT disaster recovery, and business continuity plans;

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cybersecurity assessments and remediation planning as part of our due diligence process; and

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identity and access management controls.

A primary element of our cybersecurity program is the implementation of controls that are aligned with industry guidelines and applicable regulations to identify threats, deter attacks, and protect our information security assets. We actively engage with industry participants and related communities as part of our continuing efforts to evaluate and enhance the effectiveness of our information security policies and procedures. In addition, a penetration testing program has been implemented to help identify cybersecurity weaknesses.
Cybersecurity Governance
Our Board of Directors oversees the management of our cybersecurity risk exposures and the steps management has taken to monitor and control such exposures. Quarterly, the Board of Directors receives an update from our CFO and other members of management on relevant topics, including cybersecurity program maturity progress, new capabilities implemented, and notable incidents or events should they occur. In accordance with our cybersecurity incident response plan, our Board of Directors is promptly informed of potentially material cybersecurity incidents, including with respect to our third-party service providers.
Although we have experienced cybersecurity incidents from time to time that have not had a material adverse effect on our business, financial condition, or results of operations, there can be no assurance that a cyber-attack, security breach, or other cybersecurity incident will not have a material adverse effect on us in the future.
Insider Trading Policy
The Board of Directors has adopted an Insider Trading Policy, which applies to all of our directors, officers, employees, agents and representatives and is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable Nasdaq listing standards. The Insider Trading Policy expressly prohibits our directors, officers, employees, agents and representatives from purchasing or selling our securities while in possession of material, non-public information, or otherwise using such information for their personal benefit. It further prohibits our directors, officers, employees, agents and representatives from engaging in hedging transactions, such as purchasing or writing derivative securities including puts and calls and entering into short sales or short positions with respect to our stock.
Our directors, officer, employees, agents and representatives are permitted to enter into trading plans that are intended to comply with the requirements of Rule 10b5-1 of the Exchange Act, so that they can prudently diversify their asset portfolios and exercise their stock options before expiration.
Our Insider Trading Policy is posted on the “Investors — Corporate Governance” section of the Company’s website: http://www.soligenix.com and has been filed as an exhibit the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 that was filed with the SEC on March 21, 2025.

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Incentive Compensation Recoupment Policy
In 2023, we adopted an Incentive Compensation Recoupment Policy in compliance with Nasdaq rules. Under our Incentive Compensation Recoupment Policy, if we are required to prepare an accounting restatement due to material noncompliance with the financial reporting requirements under United States securities laws, we will be entitled to recover (and will seek to recover), from our executive officers, any excess incentive-based compensation received by our executive officers during the three-year period prior to the date on which we are required to prepare the restatement. This policy applies to both equity-based and cash compensation awards. The “excess compensation” is the difference between the actual amount that was paid and the amount that would have been paid if the financial statements were prepared properly in the first instance. To ensure that we can enforce the Incentive Compensation Recoupment Policy, we require each executive officer subject to the policy to execute an acknowledgement stating that the executive has received and reviewed the policy and agrees that he or she is fully bound by the policy.
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Report of the Audit Committee of the Board of Directors(1)
The Audit Committee submits the following report for the year ended December 31, 2024:
The Audit Committee has reviewed and discussed with both management and the independent registered public accounting firm the audited consolidated financial statements as of and for the year ended December 31, 2024. The Audit Committee’s review included discussion with the auditors of the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.
The Audit Committee has received the written disclosures and the letter from the independent auditors required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors matters relating to the auditors’ independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the United States Securities and Exchange Commission (the “SEC”).
Submitted by the Audit Committee,
/s/ Gregg A. Lapointe (Committee Chair)
/s/ Diane L. Parks
/s/ Robert J. Rubin

(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Proposal 2: Approval of the 2025 Equity Incentive Plan
RECOMMENDATION OF THE BOARD OF DIRECTORS	THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE 2025 EQUITY INCENTIVE PLAN
Purpose
In April 2015, our Board of Directors approved the Soligenix, Inc. 2015 Equity Incentive Plan (the “2015 Plan”), which was approved by stockholders on June 18, 2015. The maximum number of shares of Common Stock available for issuance under the 2015 Plan is 6,000,000 shares. While there were 5,770,122 shares available for future grants under the 2015 Plan as of April 21, 2025, the 2015 Plan expires in accordance with its terms on June 20, 2025. After such date, no more awards may be made under the 2015 Plan; however, shares underlying outstanding awards under the 2015 Plan may be issued in accordance with the terms of such awards.
In April 2025, our Board of Directors approved the Soligenix, Inc. 2025 Equity Incentive Plan (the “2025 Plan”), which is the subject of this proposal. Our Board of Directors strongly recommends the approval of the 2025 Plan as a strategic tool to drive long-term value creation, enhance employee engagement, and align the interests of management, employees and contractors with those of our stockholders. Equity compensation is a proven mechanism for attracting, retaining, and motivating top talent in today’s competitive market. By offering equity incentives, we empower employees to think and act like owners — driving performance with a long-term perspective. This fosters a culture of accountability, innovation, and sustained growth, all of which contribute directly to increasing stockholder value.
Participants under the plan benefit when stockholder value increases, which creates a shared commitment to our company’s success. This alignment encourages prudent risk-taking and strategic decision-making aimed at delivering consistent and meaningful returns to stockholders.
In addition, the plan enhances our ability to conserve cash by providing a competitive, non-cash form of compensation.
Summary
The following summary of the material features of the 2025 Plan is qualified in its entirety by the full text of the 2025 Plan that appears as Appendix A to this Proxy Statement. All references to the “Code” are to the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
The purpose of the 2025 Plan is to advance our interests by providing for the grant of stock-based and other incentive awards to our key employees and key non-employees. The 2025 Plan will become effective on the date of its approval by the stockholders and will terminate on the date of the annual meeting of the Board of Directors immediately following the tenth (10th) anniversary of the Board’s adoption of the plan. The 2025 Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”).
The 2025 Plan provides for the grant of stock options (both non-statutory options or “NSOs” and, in the case of employees, incentive stock options or “ISOs”), restricted stock, deferred stock and unrestricted stock. Unless otherwise determined by the Committee, awards may not be transferred except by will or by the laws of descent and distribution.
Number of Shares
A maximum of 6,000,000 shares of Common Stock may be initially delivered in satisfaction of awards made under the 2025 Plan. The number of shares of Common Stock reserved for issuance will automatically increase (i) on January 1 of
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each calendar year, from January 1, 2026 through January 1, 2035, by the least of  (a) four percent of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, (b) 1,000,000 shares, or (c) a number determined by our board of directors that is less than (a) or (b). The maximum number of shares of Common Stock that may be issued pursuant to the exercise of ISOs, and the maximum number of shares of Common Stock that may be issued pursuant to the exercise of NSOs, will each be 6,000,000, as increased from time to time pursuant to annual increases. In the event of a stock dividend, stock split or other change in our capital structure, or a distribution to stockholders other than normal cash dividends, unless otherwise provided by the terms of the corporate action, the Committee will make appropriate adjustments to the limits described above and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to and available for awards, any exercise prices relating to awards and any other provisions of awards affected by the change. The Committee may also make similar adjustments in response to any other event, as the Committee deems appropriate, to avoid distortion in the operation of the 2025 Plan. Any such adjustment shall, to the extent applicable, comply with Section 409A of the Code.
The share limitations described above are in addition to the limitation on the number of shares available for awards under the 2025 Plan.
The maximum number of shares that may be issued initially under the 2025 Plan represents approximately 184% of the total number of shares of the Common Stock outstanding on April 21, 2025. Approximately 229,919 shares in the aggregate remain issuable in connection with outstanding awards under our 2005 Equity Incentive Plan and our 2015 Plan. The total number of shares issuable under the 2005 Equity Incentive Plan and the 2015 Plan, combined with the 6,000,000 shares issuable under the proposed 2025 Plan represent approximately 188% of our outstanding shares on April 21, 2025.
Administration of 2025 Plan
The 2025 Plan is administered by a committee of the Board of Directors, currently the Compensation Committee. Committee members are required to satisfy applicable requirements for independence. The Committee will have full authority to determine who will receive awards and to determine the types of awards to be granted as well as the amounts, terms, and conditions of any awards. The Committee will determine any questions that may arise regarding the interpretation and application of the provisions of the 2025 Plan and to make, administer and interpret such rules and regulations as it deems necessary or advisable. The Committee’s determinations are conclusive and bind all parties.
Eligibility
Participation in the 2025 Plan is limited to our key employees and to key non-employees (other persons or entities including consultants and non-Employee directors who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company).
Stock Options
Each stock option awarded under the 2025 Plan will be a NSO unless expressly designated as an ISO at the time of the grant. The exercise price of stock options granted under the 2025 Plan will be determined by the Committee, but may not be less than 100% of the fair market value of the Common Stock subject to the option, determined at the time the option is granted unless otherwise required by the Code with respect to an ISO. The term of any option granted under the 2025 Plan may not exceed ten years. Options will be exercisable at such time or times and on such conditions as the Committee specifies. Notwithstanding the foregoing, to the extent that any NSO is granted at an exercise price less than 100% of the fair market value of the Common Stock subject to the option, the requirements of Section 409A of the Code shall be satisfied as set forth in more particularity in the Individual Stock Option Agreement.
Restricted Stock Awards; Unrestricted Stock; Deferred Stock
The 2025 Plan provides for awards of nontransferable shares of Common Stock which may be subject to repurchase or forfeiture as set forth in more particularity in the Individual Restricted Stock Agreement. The Committee may, at the time any other award is granted, provide that any or all the Common Stock delivered pursuant to an award will be restricted Common Stock. The 2025 Plan also provides for awards of unrestricted stock, but no more than 200,000 shares of unrestricted stock in the aggregate may be granted at less than fair market value or not in lieu of cash compensation equal

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to fair market value. The 2025 Plan provides for deferred grants entitling the recipient to receive Common Stock upon the satisfaction of conditions determined by the Committee in its discretion. To the extent required, all such awards shall comply with the requirements of Section 409A of the Code.
Performance Awards
Any award under the 2025 Plan may be made subject to the satisfaction of performance criteria specified by the Committee. The Committee will determine whether the performance criteria that have been chosen for a particular performance award have been met. Notwithstanding the foregoing, to the extent that any award under the 2025 Plan may be subject to Section 409A of the Code and subject to the satisfaction of performance criteria specified by the Committee, such performance parameters shall specifically comply with Section 409A of the Code.
Termination of Affiliation with Company: Effect on Stock Options
Except as otherwise determined by the Committee, if a participant in the 2025 Plan dies, any ISO or NSO granted at fair market value owned by the participant will, to the extent exercisable on the date of death, remain exercisable for a one-year period, provided that no such option will be exercisable beyond the end of its original term. In addition, and except as otherwise determined by the Committee, if a participant’s affiliation with the Company ends because of the participant’s total and permanent disability, then any ISOs and NSOs granted at fair market value held by the participant that were exercisable at the time of disability may be exercised by the participant at any time in accordance with the original terms of the options. Finally, and except as otherwise determined by the Committee, if a participant’s employment (or other applicable affiliation with the Company) terminates for any reason other than death or disability, ISOs and NSOs granted at fair market value that were exercisable at the time the participant ceased to be affiliated with the Company will remain exercisable for three months, provided that (i) under no circumstances will any option be extended beyond its original term; and (ii) in the case of termination of the participant for cause, the Committee may elect to terminate any options immediately. In all cases, ISOs and NSOs granted at fair market value that are not exercisable on the date of termination will terminate on that date. With respect to any NSO granted at less than fair market value, the treatment of the option upon a termination of affiliation with the Company shall be set forth in the Individual Stock Option Agreement as determined by the Committee.
Termination of Affiliation with the Company: Effect on Restricted and Deferred Stock
Upon a termination of affiliation of the Company, as set forth in more particularity in the Individual Restricted and/or Deferred Stock Award Agreement and as determined by the Committee, any share of Common Stock subject to a continuing restriction may be repurchased by the Company. Common Stock awards, whether restricted or deferred, to which the participant did not become irrevocably entitled prior to the termination of the participant’s affiliation with the Company will be forfeited upon termination of affiliation.
Effect of Certain Mergers, Consolidations, Etc.
In the case of certain mergers, consolidations or similar transactions in which a majority of our stock or all or substantially all of its assets are acquired, or in the case of a dissolution or liquidation, the Committee may, in its discretion, make options immediately exercisable, remove restrictions on shares of restricted Common Stock, waive conditions on any deferred awards of Common Stock and remove any performance or other conditions on any award. In addition, the Committee may, under such circumstances, provide for replacement awards for certain participants. Notwithstanding the foregoing, to the extent applicable, any such modification and/or replacement award shall comply with the requirements of Section 409A of the Code as set forth in more particularity in the Individual Option or Stock Award Agreement.
Amendment of 2025 Plan
The Committee may amend the 2025 Plan or any outstanding award for any purpose that may at the time be permitted by law, and may at any time terminate the 2025 Plan as to any future grants of awards. The Committee may not, without the approval of our stockholders, effectuate a change to the 2025 Plan (i) for which stockholder approval is required in order

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for the 2025 Plan to continue to qualify for the award of ISOs under Section 422 of the Code; or (ii) if the change would increase the aggregate number of shares of Common Stock that may be delivered under the 2025 Plan, or change the class of persons or entities that qualify as participants under the 2025 Plan. Specifically, and in addition to the foregoing, this Plan may be amended, to the extent necessary, to comply with regulatory and legislative requirements, including but not limited to Section 409A of the Code.
Federal Income Tax Consequences
The following discussion summarizes certain federal income tax consequences under the Code of the issuance and receipt of options under the 2025 Plan.
INCENTIVE STOCK OPTIONS
In general, an optionee realizes no taxable income upon the grant or exercise of an ISO, although the exercise of an ISO may result in an alternative minimum tax liability. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (with a corresponding deduction available to the Company) generally equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is generally treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one-and two-year holding periods, any gain or loss recognized upon a subsequent sale is generally treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.
NON-STATUTORY OPTIONS
In general, in the case of a NSO granted at fair market value, the optionee has no taxable income at the time of grant but realizes ordinary income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to the Company; and upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction. The ordinary income recognized on exercise shall be subject to applicable withholding and employment taxes.
In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as a NSO. ISOs are also treated as non-statutory options to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of  $100,000.
In general, in the case of a NSO granted at less than fair market value, the optionee will have taxable income at the time that the option is no longer subject to a substantial risk of forfeiture (and subject to applicable withholding and employment taxes), which is generally upon vesting. The optionee generally will recognize additional ordinary income on exercise equal to the amount the fair market value of the underlying stock increases, if any, from the date the substantial risk of forfeiture lapses to the date of exercise. Such ordinary income will be subject to applicable withholding and employment taxes. NSOs granted at less than fair market value are subject to the requirements of Section 409A of the Code and, as such, the Individual Stock Option Agreement will contain such terms and conditions as are required under said Section 409A including without limitation provisions applicable to the vesting and exercise of such NSOs.
The foregoing summary assumes that stock options are exercised for substantially vested stock. Where a stock option is exercised for Restricted Stock, as is permitted by the 2025 Plan, the tax treatment will differ from the treatment summarized above. In general, a participant who exercises a NSO for Restricted Stock will have income taxable at ordinary income rates only when the stock vests, in an amount equal to the fair market value of the stock at time of vesting less the exercise price. However, the participant may make a special election to have the income measured and taken into account, instead, at time of exercise. In either case, a corresponding deduction will be available to the Company. In the case of a participant who exercises an ISO for Restricted Stock, the determination of  “alternative minimum taxable income” (relevant in determining whether an alternative minimum tax must be paid) will follow rules similar to the rules for determining ordinary income in the case of the exercise of a NSO. For federal income tax purposes, the exercise of an ISO for Restricted Stock will be treated the same as the exercise of an ISO for substantially vested stock, provided that

2025 Proxy Statement	|	23

the shares are held for the requisite one-year and two-year holding periods described above. It is unclear how an earlier disposition of the shares would affect the measurement of a participant’s ordinary income in the case of an ISO exercised for Restricted Stock.
Specific provisions regarding the impact of a change in control of the Company on any award granted under the 2025 Plan will, to the extent necessary, comply with the requirements of Section 409A of the Code and as set forth in more particularity in the Individual Option and/or Stock Award Agreement.
STOCK AWARDS
Persons receiving Common Stock pursuant to an Award generally will recognize compensation income equal to the fair market value of the shares received, reduced by any purchase price paid. Such compensation income will be taxed at ordinary income rates and subject to applicable withholdings and employment taxes. The Company generally should be entitled to a corresponding deduction for federal income tax purposes when such person recognizes compensation income. When such Common Stock is sold, the seller generally will recognized capital gain or loss equal to the difference between the amount realized upon the sale and the seller’s adjusted tax basis in the Common Stock (generally, the amount that the seller paid for such stock plus the amount taxed to the seller as compensation income). Special rules apply if the Common Stock acquired pursuant to an Award is subject to vesting, or is subject to restrictions on resale under federal securities laws applicable to directors, officers or 10% shareholders. Deferred Stock issued pursuant to an Award may also be subject to special rules. In addition, any award issued pursuant to the 2025 Plan, except ISOs and NSOs granted at fair market value, may be subject to the requirements of Section 409A of the Code and accordingly, subject to special rules.
Statutory Requirements and the Subsequent Amendment
The 2025 Plan and the grant of any award thereunder is intended, to the extent applicable, to constitute good faith compliance with the requirements of the American Jobs Creation Act, specifically with respect to the definition of deferred compensation and the provisions of Section 409A of the Code. To the extent required by guidance to be issued subsequent to this filing, whether statutory or regulatory, the Company will make such amendments and/or modifications as are necessary to maintain compliance with the provisions and requirements of said Section 409A.
Vote Required
The affirmative “FOR” vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote on the proposal is required to approve the 2025 Plan. Abstentions will have the same practical effect as shares voted against this proposal; whereas, Broker non-votes will not be counted as votes against this proposal.
Recommendation of the Board of Directors
The Board of Directors recommends that you vote “FOR” the approval of 2025 Plan.

24	|	2025 Proxy Statement

Proposal 3: Advisory Vote on Executive Compensation
RECOMMENDATION OF THE BOARD OF DIRECTORS	THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE EXECUTIVE COMPENSATION AS DESCRIBED IN THIS PROXY STATEMENT
Say on Pay
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires companies that are subject to the SEC’s proxy rules and regulations to hold a stockholder vote to approve, on an advisory (non-binding) basis, the compensation of their named executive officers as disclosed in their proxy statements in accordance with the SEC’s rules.
As described under the heading “Executive Compensation,” our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our executive officers are rewarded for the achievement of annual, long-term and strategic goals, and corporate goals. Please read the “Executive Compensation” section beginning on page 35 for additional details about our executive compensation programs, including information about the fiscal year 2024 compensation of our Chief Executive Officer and each of the three other most highly compensated executive officers during 2024 who were serving as executive officers at the end of such year (collectively, the “Named Executive Officers”).
The Compensation Committee continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. The Compensation Committee believes the Company’s executive compensation programs have been effective at incentivizing the achievement of financial performance and returns to stockholders.
We are asking our stockholders to indicate their support for our Named Executive Officers’ compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the 2025 Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the 2024 Summary Compensation Table and the other related tables and disclosure.”
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. In addition to the advisory vote on executive compensation, we are committed to ongoing engagement with our stockholders on executive compensation and corporate governance issues.
At the 2024 Annual Meeting of Stockholders, approximately 78% of the votes cast on the advisory vote on the executive compensation proposal were cast in favor of our Named Executive Officers’ compensation as disclosed in the proxy statement for last year’s meeting. Our Board of Directors and the Compensation Committee reviewed these final vote results and determined that, given the level of support, our Company should maintain the components of our compensation program.

2025 Proxy Statement	|	25

We have determined that our stockholders should vote on a say-on-pay proposal each year, consistent with the preference expressed by our stockholders at the 2020 Annual Meeting of Stockholders.
Vote Required
The affirmative “FOR” vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote on the proposal is required to approve, on an advisory basis, the compensation of our executive officers. Abstentions will have the same practical effect as shares voted against this proposal; whereas, Broker non-votes will not be counted as votes against this proposal. Therefore, a failure to instruct your Broker on how to vote your shares will not necessarily count as a vote against this proposal.
Recommendation of the Board of Directors
The Board of Directors recommends that you vote “FOR” the approval of the compensation of our executive officers.
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26	|	2025 Proxy Statement

Proposal 4: Ratification of Independent Auditors
RECOMMENDATION OF THE BOARD OF DIRECTORS	THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF CHERRY BEKAERT LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025.
The Audit Committee of the Board of Directors has appointed Cherry Bekaert as our independent registered public accounting firm for the fiscal year ending December 31, 2025 to audit our financial statements for the year ending December 31, 2025 and to render other professional services as required, at the remuneration to be determined by the Audit Committee of the Board of Directors. A representative of Cherry Bekaert is expected to be available at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
We are asking our stockholders to ratify the selection of Cherry Bekaert as our independent registered public accounting firm. Although ratification is not required by our Certificate of Incorporation, Bylaws or otherwise, the Board of Directors is submitting the selection of Cherry Bekaert to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our stockholders.
Principal Accounting Fees and Services
The following table highlights the aggregate fees billed by Cherry Bekaert during each of the two years ended December 31, 2024.
	2024	2023*
Audit Fees	$214,463	$59,870
Audit-Related Fees	—	—
Tax Fees	—	—
All Other	—	—
Total	$214,463	$59,870

*
Cherry Bekaert was engaged on September 15, 2023 as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2023.

AUDIT FEES
This category includes the fees for the examination of our consolidated financial statements, review of our Annual Report on Form 10-K and the quarterly reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q, the issuance of comfort letters, provision of consents and review of other documents filed with the SEC.
2025 Proxy Statement	|	27

AUDIT-RELATED FEES
This category consists of services that are closely related to the financial audit process and primarily consists of review of reports filed and to be filed with the SEC and accounting advice relating thereto, and audits in connection with consummated acquisitions. Our principal accountants did not bill us for any audit-related services during either of the two years ended December 31, 2024.
TAX FEES
This category relates to professional services for tax compliance, tax advice, and tax planning. Our principal accountants did not bill us for any of these services during either of the two years ended December 31, 2024.
OTHER FEES
Our principal accountants did not bill us for any services or products other than as reported in the table above during each of the two years ended December 31, 2024.
PRE-APPROVAL POLICIES AND PROCEDURES
Our Audit Committee has adopted a policy that requires advance approval of all audit services and permitted non-audit services to be provided by the independent auditor as required by the Exchange Act. Our Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. Our Audit Committee approved all of the services described above in accordance with its pre-approval policies and procedures. The Audit Committee gives due consideration to the potential effect of non-audit services on maintaining the auditors’ independence.
Vote Required
The affirmative “FOR” vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote on the proposal is required for the ratification of the appointment of Cherry Bekaert as the independent registered public accounting firm for the fiscal year ending December 31, 2025. Abstentions will have the same practical effect as shares voted against this proposal; whereas, Broker non-votes will not be counted as votes against this proposal. A vote on this proposal will be considered a “routine” matter. Therefore, we do not expect any Broker non-votes on this proposal and a failure to instruct your Broker on how to vote your shares will not necessarily count as a vote against this proposal.
Recommendation of the Board of Directors
The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Cherry Bekaert as the independent registered public accounting firm for the fiscal year ending December 31, 2025.
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28	|	2025 Proxy Statement

Proposal 5: Adjournment of the Annual Meeting
RECOMMENDATION OF THE BOARD OF DIRECTORS	THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.
Background of and Rationale for the Adjournment Proposal
The Board of Directors believes that if the number of shares of Common Stock cast at the Annual Meeting is insufficient to constitute a quorum or approve any proposal, it is in the best interests of the stockholders to enable the Board of Directors to continue to seek to obtain a sufficient number of additional votes to constitute a quorum or approve the proposals.
In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board of Directors to vote in favor of adjourning or postponing the Annual Meeting, or any adjournment or postponement thereof, in whole or in part as to any particular proposal(s). If our stockholders do not vote a sufficient number of shares of Common Stock to constitute a quorum or do not approve any proposal(s), we could adjourn or postpone the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit a sufficient number of additional votes to constitute a quorum or additional votes in favor of the proposal(s).
Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority of the shares of Common Stock present and entitled to vote on a proposal will vote against a proposal, we could adjourn or postpone the Annual Meeting without a vote on the proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the proposal or the holders of a sufficient number of shares of Common Stock to vote in favor of the proposal, such that the proposal would be approved.
Vote Required
The affirmative “FOR” vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote on the proposal is required to approve the Adjournment Proposal. Each of the failure to vote by proxy or to vote online at the meeting and a Broker non-vote will have no effect on the Adjournment Proposal. An abstention will have the same practical effect as a vote against this proposal. As described above, the Adjournment Proposal is considered a “routine” matter. Therefore, your Broker may vote your shares without receiving instructions from you on this proposal and accordingly, we do not expect any Broker non-votes on this proposal. A failure to instruct your Broker on how to vote your shares will not necessarily count as a vote against this proposal.
Recommendation of the Board of Directors
The Board of Directors recommends that you vote “FOR” the approval of the Adjournment Proposal.

2025 Proxy Statement	|	29

Security Ownership of Principal Stockholders and Management
The table below provides information regarding the beneficial ownership of the Common Stock as of April 21, 2025, of each person or entity that we know owns beneficially 5% or more of the shares of our outstanding Common Stock, each of our directors, (3) each of the Named Executive Officers, and (4) our directors and officers as a group. Except as otherwise indicated, and subject to applicable community property laws, we believe the persons named in the table have sole voting and investment power with respect to all shares of Common Stock held by them.
Name of Beneficial Owner	Shares of Common Stock Beneficially Owned**	Percent of Class
Christopher J. Schaber(1)	25,938	*
Gregg A. Lapointe(2)	7,394	*
Diane L. Parks(3)	7,336	*
Robert J. Rubin(4)	7,382	*
Jerome B. Zeldis(5)	7,459	*
Jonathan Guarino(6)	17,937	*
Oreola Donini(7)	17,891	*
Richard Straube(8)	11,186	*
All directors and executive officers as a group (8 persons)(9)	102,523	3.05%

(1)
Includes 379 shares of Common Stock and options to purchase 25,559 shares of Common Stock exercisable within 60 days of April 21, 2025. The address of Dr. Schaber is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.

(2)
Includes 31 shares of Common Stock and options to purchase 7,363 shares of Common Stock exercisable within 60 days of April 21, 2025. The address of Mr. Lapointe is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.

(3)
Includes 63 shares of Common Stock and options to purchase 7,273 shares of Common Stock exercisable within 60 days of April 21, 2025. The address of Ms. Parks is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.

(4)
Includes 19 shares of Common Stock and options to purchase 7,363 shares of Common Stock exercisable within 60 days of April 21, 2025. The address of Dr. Rubin is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.

(5)
Includes 96 shares of Common Stock and options to purchase 7,363 shares of Common Stock exercisable within 60 days of April 21, 2025. The address of Dr. Zeldis is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.

(6)
Includes 46 shares of Common Stock and options to purchase 17,891 shares of Common Stock exercisable within 60 days of April 21, 2025. The address of Mr. Guarino is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.

(7)
Includes options to purchase 17,891 shares of Common Stock exercisable within 60 days of April 21, 2025. The address of Dr. Donini is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.

(8)
Includes 34 shares of Common Stock and options to purchase 11,152 shares of Common Stock exercisable within 60 days of April 21, 2025. The address of Dr. Straube is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.

30	|	2025 Proxy Statement

(9)
Includes 668 shares of Common Stock and options to purchase 101,855 shares of Common Stock exercisable within 60 days of April 21, 2025.

*
Indicates less than 1%.

**
Beneficial ownership is determined in accordance with the rules of the SEC. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of April 21, 2025 are deemed outstanding for computing the percentage ownership of the stockholder holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other stockholder. Percentage of ownership is based on 3,264,346 shares of Common Stock outstanding as of April 21, 2025.

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2025 Proxy Statement	|	31

Equity Compensation Plan Information
In April 2025, our Board of Directors approved the 2025 Plan, which is subject to stockholder approval. No grants have been made under the 2025 Plan, so all shares available for future issuance under the 2025 Plan are included in the category, “Equity Compensation Plans Not Approved by Security Holders.”
In December 2005, our Board of Directors approved the 2005 Plan, which was approved by stockholders on December 29, 2005. The maximum number of shares of our Common Stock available for issuance under the 2005 Plan is 300,000 shares. In April 2015, our Board of Directors approved the 2015 Plan, which was approved by stockholders on June 18, 2015. The maximum number of shares of Common Stock available for issuance under the 2015 Plan is 6,000,000 shares. As of December 31, 2024, there were 5,770,122 shares available for future grants under the 2015 Plan. The 2015 Plan expires in accordance with its terms on June 20, 2025, and no more awards may be made under the 2015 Plan after such date; however, shares underlying outstanding awards under the 2015 Plan may be issued in accordance with the terms of such awards.
The following table sets forth certain information, as of December 31, 2024, with respect to the following compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance:
•
all compensation plans previously approved by our security holders; and

•
all compensation plans not previously approved by our security holders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders(1)	229,919	$21.94	5,770,122
Equity compensation plans not approved by security holders(2)	—	—	6,000,000
Total	229,919	$21.94	11,770,122

(1)
Includes our 2005 Plan and our 2015 Plan. Our 2005 Plan expired in 2015 and thus no securities remain available for future issuance under that plan.

(2)
For further information regarding the 2025 Plan, see “Proposal 2 — Approval of the 2015 Plan.”

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32	|	2025 Proxy Statement

Executive Officers
The table below contains information regarding our executive officers. The ages of individuals are provided as of April 21, 2025:
Name	Age	Position
Christopher J. Schaber, PhD(1)	58	Chairman of the Board, Chief Executive Officer and President
Jonathan Guarino, CPA, CGMA	52	Chief Financial Officer, Senior Vice President and Corporate Secretary
Oreola Donini, PhD	53	Chief Scientific Officer and Senior Vice President
Richard Straube, MD	73	Chief Medical Officer and Senior Vice President

(1)
For biographical information regarding Dr. Schaber, see “Proposal 1 — Election of Directors.”

Jonathan Guarino, CPA, CGMA
Age 52
Biography
Jonathan Guarino, CPA, CGMA has been with our company since September 2019 and is currently our Senior Vice President and Chief Financial Officer. Mr. Guarino has had significant experience with both development-stage and commercial companies. From September 2016 to July 2019, he served as Corporate Controller for Hepion Pharmaceuticals, Inc. (formerly ContraVir Pharmaceuticals, Inc.), a New Jersey-based public biotechnology company, where he contributed to the establishment of the financial infrastructure, as well as assisted with capital fund-raising and debt financings. He worked as Controller for Suite K Value Added Services LLC from August 2015 to September 2016 and as a senior manager of technical accounting for Covance, Inc., from June 2014 to May 2015. Prior to these positions, he held accounting and finance positions of increasing importance with several companies, including PricewaterhouseCoopers LLP, BlackRock, Inc. and Barnes & Noble, Inc. Mr. Guarino is a CPA (certified public accountant) and CGMA (chartered global management accountant), who received his BS in Business from Montclair State University.

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2025 Proxy Statement	|	33

Oreola Donini, PhD
Age 53
Biography
Oreola Donini, PhD, has been with our company since August 2013 and is currently our Chief Scientific Officer and Senior Vice President, a position she has held since December 2014. Dr. Donini served as our Vice President of Preclinical Research and Development from August 2013 until December 2014. She has more than 20 years’ experience in drug discovery and preclinical development with start-up biotechnology companies. From 2012 to 2013, Dr. Donini worked with ESSA Pharma Inc. as Vice President Research and Development. From 2004 to 2013, Dr. Donini worked with Inimex Pharmaceuticals Inc. (“Inimex”), lastly as Senior Director of Preclinical R&D from 2007 to 2013. Prior to joining Inimex, she worked with Kinetek Pharmaceuticals Inc., developing therapies for infectious disease, cancer and cancer supportive care. Dr. Donini is a co-inventor and leader of our SGX94 innate defense regulator technology, developed by Inimex and subsequently acquired by us. She was responsible for overseeing the manufacturing and preclinical testing of SGX94, which demonstrated efficacy in combating bacterial infections and mitigating the effects of tissue damage due to trauma, infection, radiation and/or chemotherapy treatment. These preclinical studies resulted in a successful Phase 1 clinical study and clearance of Phase 2 protocols for oral mucositis in head and neck cancer and acute bacterial skin and skin structure infections. While with ESSA Pharma Inc. as the Vice President of Research and Development, Dr. Donini led the preclinical testing of a novel N-terminal domain inhibitor of the androgen receptor for the treatment of prostate cancer. While with Kinetek Pharmaceuticals Inc., her work related to the discovery of novel kinase and phosphatase inhibitors for the treatment of cancer. Dr. Donini received her PhD from Queen’s University in Kinston, Ontario, Canada and completed her post-doctoral work at the University of California, San Francisco. Her research has spanned drug discovery, preclinical development, manufacturing and clinical development in infectious disease, cancer and cancer supportive care.

Richard Straube, MD
Age 73
Biography
Richard Straube, MD has been with our company since January 2014 and is currently our Senior Vice President and Chief Medical Officer. Dr. Straube is a board-certified pediatrician with over 35 years’ experience in both academia and industry, including clinical research experience in host-response modulation. From 2009 until joining our company, he was Chief Medical Officer of Stealth Peptides Incorporated, a privately-held, clinical stage, biopharmaceutical company. Prior to joining us, Dr. Straube served from 1988 to 1993 in various capacities, including most recently as Senior Director, Infectious Diseases and Immunology, Clinical Research, for Centocor, Inc., a privately-held biopharmaceutical company focused on developing monoclonal antibody-based diagnostics. While at Centocor, Inc., Dr. Straube was responsible for the initial anti-cytokine and anti-endotoxin programs targeted at ameliorating inappropriate host responses to infectious and immunologic challenges. Programs that he managed at Centocor, Inc. include assessments of immunomodulation using monoclonal removal of inciting molecular triggers, removal of internal immune-messengers, augmentation of normal host defenses, and maintenance of normal sub-cellular function in the face of injury. From 1993 to 1995, Dr. Straube was Director of Medical Affairs at T-cell Sciences, Inc., a privately-held biotechnology company. From 1995 to 1997, he was Director of Clinical Investigations of the Pharmaceutical Products Division of Ohmeda Corp., a privately-held biopharmaceutical company. He served from 1998 to 2007 as Executive Vice President of Research and Development and Chief Scientific Officer at INO Therapeutics LLC, a privately-held biotherapeutics company, where he was responsible for the clinical trials and subsequent approval of inhaled nitric oxide for the treatment of persistent pulmonary hypertension of the newborn. From 2007 to 2009, Dr. Straube was the Chief Medical Officer at Critical Biologics Corporation, a privately-held biotechnology company. Dr. Straube received his medical degree and residency training at the University of Chicago, completed a joint adult and pediatrician infectious diseases fellowship at the University of California, San Diego (“UCSD”), and as a Milbank Scholar completed training in clinical trial design at the London School of Hygiene and Tropical Medicine. While on the faculty at the UCSD Medical Center, his research focused on interventional studies for serious viral infections.

34	|	2025 Proxy Statement

Executive Compensation
Overview of 2024 Executive Compensation Program
The table below summarizes the elements of the Company’s 2024 executive compensation program and the objectives served by each element. We used multiple metrics in our 2024 compensation program to provide a more complete view of performance, which we intended to capture key business objectives.
Type	Component	Objective
Fixed Compensation	Base Salary	• Provide a competitive fixed payment to the executive for service to our Company, set at a level that allows us to attract and retain top talent.
	Benefits & Perquisites	• Provide benefits that are competitive and enable us to attract and retain top executive talent.
Performance- Based Compensation	Long-Term Incentive Awards
•
Align the compensation of executives with the financial and operational performance of our Company and the value delivered to stockholders over the longer term.

•
Reward for increases in stock price over the longer term.

•
Provide strong retention value to executives in the service of our Company over the longer term and keep executives focused on the delivery of financial and operational performance and increases in stockholder value.

	Annual Cash Incentive Awards	• Align the compensation of executives with the annual financial and operational performance of our Company and its achievement of annual objectives.
Executive Compensation Review
In 2024, in furtherance of our compensation philosophy and objectives, the Compensation Committee engaged Setren & Associates, Inc. (“S&A”), an outside executive compensation consulting firm determined to be independent by the Compensation Committee, to conduct a review of, and recommend changes to, our compensation program for our most highly compensated executive officers. A representative of S&A attended Compensation Committee meetings at the invitation of the Compensation Committee Chairman and was also in direct contact with the Compensation Committee and company management from time to time. S&A provided the Compensation Committee with assistance and advice in the review of our salary structure, annual and equity incentive awards and other related executive pay issues. In addition, S&A provided advice regarding marketplace trends and best practices relating to competitive pay levels.
S&A did not provide any services to us other than its services as the Compensation Committee’s independent compensation consultant, and S&A did not receive any fees or compensation from us other than the fee it received as the independent compensation consultant. S&A provided similar services to us and received similar compensation in 2023. The Compensation Committee confirmed that S&A’s work for the Compensation Committee did not create any conflicts of interest.

2025 Proxy Statement	|	35

Summary Compensation
The following table contains information concerning the compensation paid during each of the two years ended December 31, 2024 and 2023, respectively to our Named Executive Officers.
Name	Year	Salary	Bonus	Awards	All Other Compensation	Total
Christopher J. Schaber(1) CEO & President	2024	$540,255	$108,051	$148,950	$35,370	$832,627
	2022	$519,476	$72,727	$75,482	$32,800	$700,484
Jonathan Guarino(2) CFO & Senior VP	2024	$254,800	$42,806	$66,200	$35,370	$399,177
	2022	$245,000	$31,605	$45,289	$32,800	$354,693
Oreola Donni(3) CSO & Senior VP	2024	$312,000	$49,453	$66,200	$4,452	$432,105
	2022	$300,000	$37,800	$45,289	$4,505	$387,594
Richard C. Straube(4) CMO & Senior	2024	$197,039	$31,921	$39,720	$—	$268,680
	2022	$189,461	$22,736	$37,741	$—	$249,939

(1)
Dr. Schaber deferred the payment of his 2024 bonus of  $108,051 until January 15, 2025. Option awards figure includes the value of Common Stock option awards at grant date as calculated under FASB ASC 718. Other compensation represents health insurance costs paid by us.

(2)
Mr. Guarino deferred the payment of his 2024 bonus of  $42,806 until January 15, 2025. Option awards figure includes the value of Common Stock option awards at grant date as calculated under FASB ASC 718. Other compensation represents health insurance costs paid by us.

(3)
Dr. Donini deferred the payment of her 2024 bonus of  $49,453 until January 15, 2025. Option awards figure includes the value of Common Stock option awards at grant date as calculated under FASB ASC 718. Other compensation represents health insurance costs paid by us.

(4)
Dr. Straube deferred the payment of his 2024 bonus of  $31,921 until January 15, 2025. Option awards figure includes the value of Common Stock option awards at grant date as calculated under FASB ASC 718. Other compensation represents health insurance costs paid by us.

Employment and Severance Agreements
CHRISTOPHER J. SCHABER, PHD
In August 2006, we entered into a three-year employment agreement with Christopher J. Schaber, PhD. Pursuant to this employment agreement we agreed to pay Dr. Schaber a base salary of  $300,000 per year and a minimum annual bonus of $100,000. Dr. Schaber’s employment agreement automatically renews every three years, unless otherwise terminated, and last was automatically renewed in December 2019 for an additional term of three years. We agreed to issue him options to purchase 833 shares of our common stock, with one third immediately vesting and the remainder vesting over three years. Upon termination without “Just Cause” as defined by this agreement, we would pay Dr. Schaber nine months of severance, as well as any accrued bonuses, accrued vacation, and we would provide health insurance and life insurance benefits for Dr. Schaber and his dependents. No unvested options shall vest beyond the termination date. Dr. Schaber’s monetary compensation (base salary of  $300,000 and bonus of  $100,000) remained unchanged from 2006 with the 2007 renewal. Upon a change in control of the company due to merger or acquisition, all of Dr. Schaber’s options shall become fully vested, and be exercisable for a period of five years after such change in control (unless they would have expired sooner pursuant to their terms). In the event of his death during the term of the agreement, all of his unvested options shall immediately vest and remain exercisable for the remainder of their term and become the property of Dr. Schaber’s immediate family.
In January 2020, our Board of Directors authorized an amendment to Dr. Schaber’s employment agreement to increase the number of shares of common stock from 21 to 2,084, issuable to Dr. Schaber immediately prior to the completion of a transaction or series or a combination of related transactions negotiated by our Board of Directors whereby, directly or indirectly, a majority of our capital stock or a majority of our assets are transferred from us and/or our stockholders to a third party.

36	|	2025 Proxy Statement

In December 2020, our Board of Directors authorized an amendment to Dr. Schaber’s employment agreement to modify the severance terms. Upon termination without “Just Cause” as defined by this agreement, we would pay Dr. Schaber twelve months of severance, as well as a pro rata bonus calculated by the average of his prior two year’s annual bonuses, if any, and based on the number of months that he was employed during the year in which his employment was terminated; however, in the case of termination without “Just Cause” within one year following a change in control or the sale or other disposition of all or substantially all of our assets Dr. Schaber will be entitled 18 months of severance and health insurance and life insurance benefits for him and his dependents.
On June 22, 2011, the Compensation Committee eliminated his fixed minimum annual bonus payable and revised it to an annual targeted bonus of 40% of his annual base salary. On December 8, 2022, the Compensation Committee approved an increase in salary for Dr. Schaber to $519,476. On December 8, 2023, the Compensation Committee approved an increase in salary for Dr. Schaber to $540,255. On December 12, 2024, the Compensation Committee approved an increase in salary for Dr. Schaber to $559,164.
JONATHAN GUARINO, CPA, CGMA
On September 9, 2019, we entered into a one-year employment agreement with Jonathan Guarino, CPA, CGMA, our Senior Vice President and Chief Financial Officer. Pursuant to the agreement, we agreed to pay Mr. Guarino $220,000 per year and a targeted annual bonus of 30% of base salary. We also issued him options to purchase 2,666 shares of our common stock with one-quarter immediately vesting and the remainder vesting over three years. Mr. Guarino’s employment agreement automatically renews each year, unless otherwise terminated. Upon termination without “Just Cause”, as defined in Mr. Guarino’s employment agreement, we would pay Mr. Guarino three months of severance, accrued salary, bonuses and vacation, and health insurance benefits. No unvested options vest beyond the termination date. On December 8, 2022, the Compensation Committee approved an increase in salary for Mr. Guarino to $245,000. On December 8, 2023, the Compensation Committee approved an increase in salary for Mr. Guarino to $254,800. On December 12, 2024, the Compensation Committee approved an increase in salary for Mr. Guarino to $263,718.
OREOLA DONINI, PHD
In July 2013, we entered into a one-year employment agreement with Oreola Donini, PhD, our Vice President Preclinical Research & Development. Pursuant to the agreement, we agreed to pay Dr. Donini $170,000 (CAD) per year and a targeted annual bonus of 20% of base salary. We also issued her options to purchase 2,666 shares of our common stock with one-quarter immediately vesting and the remainder vesting over three years. Dr. Donini’s employment agreement automatically renews each year, unless otherwise terminated, and has automatically renewed each year since execution. Upon termination without “Just Cause”, as defined in Dr. Donini’s employment agreement, we would pay Dr. Donini three months of severance, accrued bonuses and vacation, and health insurance benefits. No unvested options vest beyond the termination date. In December 2014, Dr. Donini was named Chief Scientific Officer and Senior Vice President. Upon Dr. Donini’s promotion to Chief Scientific Officer, the Compensation Committee increased her targeted bonus to 30% of her annual base salary. On December 8, 2022, the Compensation Committee approved an increase in salary for Dr. Donini to $300,000. On December 8, 2023, the Compensation Committee approved an increase in salary for Dr. Donini to $312,000. On December 12, 2024, the Compensation Committee approved an increase in salary for Dr. Donini to $322,920.
RICHARD STRAUBE, MD
In December 2014, we entered into a one-year employment agreement with Richard C. Straube, MD, our Chief Medical Officer and Senior Vice President. Pursuant to the agreement, we agreed to pay Dr. Straube $300,000 per year and a targeted annual bonus of 30% of base salary. We also issued him options to purchase 666 shares of our common stock with one-third immediately vesting and the remainder vesting over three years. On March 26, 2019, we entered into an amendment to our employment agreement with Dr. Straube. Pursuant to the amended agreement, which amendment became effective as of April 1, 2019, Dr. Straube will be required to devote at least 20 hours per week to the performance of his duties and we will pay him $170,000 per year. The amended employment agreement automatically renews each year, unless otherwise terminated. Upon termination without “Just Cause”, as defined in the amended employment agreement, we would pay Dr. Straube one month of severance. No unvested options vest beyond the termination date. On December 8, 2022, the Compensation Committee approved an increase in salary for Dr. Straube to $189,461. On December 8, 2023, the Compensation Committee approved an increase in salary for Dr. Straube to $197,039. On December 12, 2024, the Compensation Committee approved an increase in salary for Dr. Straube to $203,935.

2025 Proxy Statement	|	37

Equity Award Grant Practices and Timing Disclosure
As part of our commitment to transparency and sound corporate governance, we disclose below our policies and practices related to the grant of equity awards in proximity to the release of material nonpublic information.
POLICIES AND PRACTICES ON THE TIMING OF EQUITY AWARDS
Our Board of Directors and Compensation Committee oversee the granting of equity awards, including stock options, to our executives. The timing of such awards is determined in accordance with the following policies and practices:
•
Pre-Determined Grant Schedule: We generally grant equity awards on a predetermined schedule, typically in connection with our annual compensation cycle or as part of an executive’s new hire or promotion package.

•
Consideration of Material Nonpublic Information: The Board and Compensation Committee consider whether material nonpublic information may be available when granting equity awards. We do not grant options with the intent to take advantage of anticipated movements in stock price due to the release of such information.

•
Disclosure Timing: The Company does not intentionally time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

EQUITY AWARDS GRANTED IN CLOSE PROXIMITY TO MATERIAL NONPUBLIC INFORMATION DISCLOSURE
During the last fiscal year, the Company did not grant any stock options to named executive officers during the period beginning four business days before and ending one business day after the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a Form 8-K disclosing material nonpublic information (excluding Form 8-K disclosures of material new option award grants under Item 5.02(e)).
As no such grants occurred during the relevant period, no further disclosure or tabular presentation is necessary.
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Outstanding Equity Awards at Fiscal Year-End
The following table contains information concerning unexercised options, stock that has not vested, and equity incentive plan awards for the Named Executive Officers outstanding at December 31, 2024. We have never issued Stock Appreciation Rights.
	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Name	Exercisable	Unexercisable
Christopher J. Schaber	58	—	—	$2,712.00	12/30/2025
	250	—	—	$482.40	12/06/2027
	250	—	—	$232.80	12/12/2028
	250	—	—	$230.40	01/01/2029
	250	—	—	$297.60	12/11/2029
	250	—	—	$348.00	01/01/2030
	250	—	—	$561.60	12/09/2030
	250	—	—	$307.20	01/03/2031
	250	—	—	$187.20	12/08/2031
	52	—	—	$165.60	01/02/2032
	197	—	—	$165.60	01/02/2032
	479	104	104	$129.60	12/07/2032
	5,274	4,101	4,101	$10.72	12/07/2033
	14,063	30,937	30,937	$3.31	12/10/2034
Jonathan Guarino	166	—	—	$232.80	09/08/2029
	41	—	—	$297.60	12/11/2029
	166	—	—	$561.60	12/09/2030
	208	—	—	$187.20	12/08/2031
	273	60	60	$129.60	12/07/2032
	3,167	2,458	2,458	$10.72	12/07/2033
	6,250	13,750	13,750	$3.31	12/10/2034
Oreola Donini	29	—	—	$2,712.00	12/30/2025
	83	—	—	$640.80	03/30/2027
	145	—	—	$482.40	12/06/2027
	166	—	—	$232.80	12/12/2028
	250	—	—	$297.60	12/11/2029
	291	—	—	$561.60	12/09/2030
	291	—	—	$187.20	12/08/2031
	273	60	60	$129.60	12/07/2032
	3,167	2,458	2,458	$10.72	12/07/2033
	6,250	13,750	13,750	$3.31	12/10/2034
Richard C. Straube	29	—	—	$2,712.00	12/30/2025
	83	—	—	$640.80	03/30/2027
	145	—	—	$482.40	12/06/2027
	166	—	—	$232.80	12/12/2028
	125	—	—	$297.60	12/11/2029
	166	—	—	$561.60	12/09/2030
	166	—	—	$187.20	12/08/2031
	273	60	60	$129.60	12/07/2032
	2,637	2,050	2,050	$10.72	12/07/2033
	3,750	12,413	12,413	$3.31	12/10/2034

2025 Proxy Statement	|	39

Pay versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information that demonstrates the relationship between executive “Compensation Actually Paid” and our performance against several specific financial metrics. For further information concerning our pay for performance philosophy and how we align executive compensation with our performance, refer to “Consideration and Determination of Executive and Director Compensation.”
Pay versus Performance Table: The table below reflects Compensation Actually Paid (“CAP”) to our Principal Executive Officer (“PEO”) and Average Summary Compensation Actually Paid to Non-PEO Named Executive Officers (“NEOs”) during 2024, 2023 and 2022.
Year	Summary Compensation Table Total for PEO(1) $	Compensation Actually Paid to PEO(2) $	Average Summary Compensation Table Total for Non-PEO NEOs(3) $	Average Compensation Actually Paid to Non-PEO NEOs(2) $	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(4) $	Net Income/(Loss) $ (millions)
2024	$832,627	$697,449	$366,654	$301,422	2	$(8.3)
2023	$700,484	$531,395	$330,742	$250,775	4	$(7.9)
2022	$711,177	$641,818	$320,639	$284,419	33	$(13.8)

(1)
Reflects compensation (as reported in the Summary Compensation Table (“SCT”)) for our President and Chief Executive Officer, Christopher J. Schaber, who served as our PEO in 2022, 2023 and 2024.

(2)
Amounts represent CAP (as reported in the SCT) to our President and Chief Executive Officer, Christopher J. Schaber, who was our PEO for 2022, 2023 and 2024, and the average CAP to our remaining NEOs, SVP and Chief Financial Officer, Jonathan Guarino, SVP and Chief Scientific Officer, Oreola Donini, and SVP and Chief Medical Officer, Richard Straube.

(3)
Reflects the average compensation (as reported in the SCT) for our non-PEO NEOs in 2022, 2023 and 2024.

(4)
Cumulative Total Shareholder Return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our Company’s stock price at the end and the beginning of the measurement period by our Company’s stock price at the beginning of the measurement period.

Summary Compensation Table: The table below reflects the adjustments made to the compensation earned by our Company’s PEO and average compensation earned by our remaining NEOs, to derive the compensation actually paid to our Company’s PEO and average actual compensation paid to our Company’s remaining NEOs.
PEO	Summary Compensation Total	Less: Grant Date Fair Value of Option Awards Granted during The Fiscal Year(1)	Add: Year-End Fair Value of Outstanding And Unvested Option Awards Granted During the Fiscal Year(2)	Adjust for Change In Fair Value of Outstanding and Unvested Option Awards Granted in Prior Fiscal Years(2)	Adjust for Change in Fair Value of Option Awards Granted in Prior Fiscal Years that Vested During the Fiscal Year(2)	Compensation Actually Paid
2024	$832,627	$148,950	$103,838	$(88,607)	$(1,459)	$697,449
2023	$700,484	$75,482	$77,709	$(156,006)	$(15,310)	$531,395
2022	$711,177	$73,051	$57,933	$(50,456)	$(3,785)	$641,818
Average Non-PEO NEOs
2024	$366,654	$57,373	$39,997	$(46,400)	$(1,455)	$301,422
2023	$330,742	$42,773	$41,445	$(65,883)	$(12,755)	$250,775
2022	$320,639	$35,184	$28,002	$(27,839)	$(41,200)	$284,419

(1)
Amounts reflect the aggregate grant-date fair value reported in the “Option Awards” column in the Summary Compensation Table for the applicable year.

40	|	2025 Proxy Statement

(2)
Fair values as of each measurement date were determined using valuation assumptions and methodologies in accordance with Accounting Standards Codification (ASC) Topic 718.

Relationship between Compensation Actually Paid Disclosed in the Pay versus Performance Table and Other Table Elements

Relationship Between NEO Compensation Actually Paid and Company TSR
Compensation Actually Paid
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
Total Shareholder Return
$35
$30
$25
$20
$15
$10
$5
$-
2022
2023
2024
PEO Comp Actually Paid
Non-PEO NEOs Comp Actual Paid
TSR

The graphs below compare the CAP paid to our PEO and the average CAP paid to our remaining NEO’s, with (i) our cumulative TSR, and (ii) our net income, in each case, for the fiscal years ended December 31, 2022, 2023 and 2024.

Relationship Between NEO Compensation Actually Paid and Net Income
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
Compensation Actually Paid
$-
$(2)
$(4)
$(6)
$(8)
$(10)
$(12)
$(14)
$(16)
Net Income ($M)
2022
2023
2024
PEO Comp Actually Paid
Non-PEO NEOs Comp Actual Paid
Net Income ($M)

2025 Proxy Statement	|	41

Tabular List of Our Most important Metrics that Link Compensation Actually Paid to the PEO and remaining NEOs
We consider the list below of non-financial measures that, in our assessment, represent the most important key metrics we use to link the CAP amounts for our PEO and remaining NEOs to our Company’s performance. We utilize these and other performance-based measures to align our executive officer compensation with our performance and potential value creation for our stockholders, including in connection with their annual bonus opportunity and in setting performance- based milestones for equity awards, as more fully described in “Consideration and Determination of Executive and Director Compensation” in this Proxy Statement.
•
Strategic regulatory milestones;

•
Pre-launch and launch readiness goals; and

•
Research and development pipeline goals.

Compensation of Directors
The following table contains information concerning the compensation of the non-employee directors during the year ended December 31, 2024.
Name	Fees Earned Paid in Cash(1)	Option Awards(2)	Total
Gregg A. Lapointe	$55,000	$22,500	$77,500
Diane L. Parks	$47,500	$22,500	$70,000
Robert J. Rubin	$57,500	$22,500	$80,000

(1)
Directors who are compensated as full-time employees receive no additional compensation for service on our Board of Directors. Each independent director who is not a full-time employee is paid $35,000 annually, on a prorated basis, for their service on our Board of Directors, the chairman of our Audit Committee is paid $15,000 annually, on a prorated basis, and the chairmen of our Compensation and Nominating Committees is paid $10,000 annually, on a prorated basis. Additionally, Audit Committee members are paid $7,500 annually and Compensation and Nominating Committee members are paid $5,000 annually. This compensation is paid quarterly.

(2)
We maintain a stock option grant program pursuant to the nonqualified stock option plan, whereby members of our Board of Directors or its committees who are not full-time employees receive an initial grant of fully vested options to purchase 15,000 shares of Common Stock. Upon re-election to the Board, each Board member will receive stock options with a value of  $30,000, calculated using the closing price of the Common Stock on the trading day prior to the date of the annual meeting of our stockholders, which vest at the rate of 25% per quarter, commencing with the first quarter after each annual meeting of stockholders.

Consideration and Determination of Executive and Director Compensation
The Compensation Committee of the Board of Directors is comprised of Dr. Rubin (Chair), Ms. Parks, and Dr. Zeldis. The Board of Directors has determined that Dr. Rubin, Ms. Parks, and Dr. Zeldis are “independent” directors within the meaning of applicable listing standards of Nasdaq and the Exchange Act and the rules and regulations thereunder.
The Compensation Committee provides overall guidance on compensation and benefits policy. In addition, the Compensation Committee approves and monitors:
•
executive compensation and benefits programs;

•
executive employment agreements; and

•
our equity incentive plans.

The primary objectives of the Compensation Committee are to ensure that our executive compensation and benefits programs:

42	|	2025 Proxy Statement

•
are competitive with other growing companies of similar size and business;

•
are effective in driving performance to achieve financial goals and create stockholder value;

•
are cost-efficient and fair to employees, management and stockholders; and

•
are designed to attract, motivate, reward, and retain the competent and talented executives needed.

To achieve these objectives, the Compensation Committee meets at least once and usually several times during each fiscal year to review the existing compensation and benefits programs and to consider modifications that seek to provide a direct relationship between executive compensation and sustained corporate performance.
The Compensation Committee makes executive compensation decisions on the basis of total remuneration and seeks to create an integrated total remuneration program structured to balance short and long-term financial goals. A significant amount of total compensation is comprised of bonus provisions which are specified in employment contracts and which are intended to align executive interest with stockholder interest.
The Compensation Committee recommends to the Board of Directors a salary within a designated range for the respective executives, which is based on merit, performance and length of service. Bonus provisions for all executives are based on marketplace trends and best practices.
Non-executive employees are granted stock options from time to time under our equity incentive plans, approved by the stockholders, also in order to motivate, reward, and retain them while meeting goals and allowing them to share in the growth.
Compensation Committee Interlocks and Insider Participation in Compensation Decisions
No member of our Compensation Committee is or has at any time during the past year been one of our officers or employees. None of our executive officers currently serves or in the past year has served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Transactions with Related Persons
Our Audit Committee is responsible for the review, approval and ratification of related party transactions. Our Audit Committee reviews these transactions under our Code of Ethics, which governs conflicts of interests, among other matters, and is applicable to our employees, officers and directors.
We are party to a registration rights agreement with certain stockholders. The agreement provides that the stockholders have the right to require that we register its shares under the Securities Act of 1933, as amended (the “Securities Act”) for sale to the public, subject to certain conditions. The stockholders also have piggyback registration rights, which means that, if not already registered, they have the right to include their shares in any registration that we effect under the Securities Act, subject to specified exceptions. We must pay all expenses incurred in connection with the exercise of these demand registration rights.
We are unable to estimate the dollar value of the registration rights to the holders of these rights. The amount of reimbursable expenses under the agreements depends on a number of variables, including whether registration rights are exercised incident to a primary offering by us, the form on which we are eligible to register such a transaction, and whether we have a shelf registration in place at the time of a future offering.
Other than as described above, the employment agreements and compensation paid to our directors, we did not engage in any transactions with related parties since January 1, 2024. For a discussion of our employment agreements and compensation paid to our directors, see “Executive Compensation — Employment and Severance Agreements” and “Executive Compensation — Compensation of Directors.”

2025 Proxy Statement	|	43

Stock Performance Graph
The following graph compares the changes over the last five years in the value of  $100 invested at December 31, 2018 in (i) our Common Stock, (ii) the NASDAQ Composite-Total Returns and (iii) the NASDAQ Biotechnology Index. The year-end values of each investment are based on share price appreciation and the reinvestment of all dividends. Historical stock price performance shown on the performance graph is not necessarily indicative of future stock price performance.
Year	Soligenix, Inc.	Nasdaq Composite- Total Returns	NASDAQ Biotechnology Index
2019	100.00	100.00	100.00
2020	88.28	144.92	126.42
2021	45.54	177.06	126.45
2022	31.17	119.45	113.65
2023	3.48	172.77	118.87
2024	0.77	223.87	118.20

Comparison of 5 Year Cumulative Total Return
Assumes Initial Investment of $100
December 2024

Soligenix, Inc.
NASDAQ Composite-Total Return
NASDAQ Biotechnology Index
250
200
150
100
50
0
2019
2020
2021
2022
2023
2024

44	|	2025 Proxy Statement

Other Matters
Communications with the Board of Directors
Stockholders or other interested parties may communicate with the Board of Directors by sending a letter to Soligenix, Inc. Board of Directors, c/o The Office of the Secretary, Soligenix, Inc., 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540. The Office of the Secretary will receive the correspondence and forward it to the director(s) to whom the communication is addressed.
Deadline for Stockholder Proposals
Under SEC Rule 14a-8, stockholder proposals for the Annual Meeting of Stockholders to be held in 2026 will not be included in the proxy statement for that meeting unless the proposal is proper for inclusion in the proxy statement and for consideration at the next Annual Meeting of Stockholders, and is received by our Secretary at our executive offices, no later than January 5, 2026. Stockholders must also follow the other procedures prescribed in SEC Rule 14a-8 under the Exchange Act, as well as our Bylaws, which contain requirements that are separate and apart from the SEC requirements of Rule 14a-8. Our Bylaws provide that stockholders desiring to bring business before the 2026 Annual Meeting, including nomination of a person for election to our Board of Directors, must provide written notice to our Secretary at our executive offices no earlier than 75 days, and no later than 45 days, before the one-year anniversary of the mailing of this Proxy Statement. The written notice must include the information required by Section 2.4 of the Bylaws: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act, and such person’s written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, (ii) the class and number of our shares that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or such beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of our voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of our voting shares to elect such nominee or nominees.
Householding of Annual Meeting Materials
Some banks, brokers and other nominee record holders may be participating in the practice of  “householding” proxy statements, annual reports and Notices of Internet Availability of Proxy Materials. This means that only one copy of our proxy statement, annual report or Notices of Internet Availability of Proxy Materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any of the documents to you if you notify our Secretary at our executive offices of your desire to receive additional copies. If you wish to receive separate copies of the annual report, proxy statement and other proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at our executive offices.
Financial Statements and Exhibits to Form 10-K
Our financial statements are contained in our Annual Report on Form 10-K for our fiscal year ended December 31, 2024 that was filed with the SEC on March 21, 2025, a copy of which is being delivered with this Proxy Statement. Such report and the financial statements contained therein are not to be considered as a part of this soliciting material.
2025 Proxy Statement	|	45

The Form 10-K delivered with this Proxy Statement does not include copies of the exhibits to that filing. We will furnish any such exhibit upon payment of a reasonable fee by request sent to us, c/o Office of the Secretary, Soligenix, Inc., 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.
Other Matters
Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the form of proxy will vote the shares represented by proxies in accordance with their judgment on such matters.
The cost of this proxy solicitation will be borne by us. In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies by telephone, facsimile, e-mail or other forms of communication, without special compensation for such activities. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies. If we do, our costs for such services will be within the range of what is customary for companies with similar operations and a similar number of stockholders and are not expected to be material. We will also request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at our expense. We will reimburse such banks, brokers, fiduciaries, custodians, nominees and other record holders for their reasonable out-of-pocket expenses of solicitation.
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46	|	2025 Proxy Statement

ELECTRONIC DELIVERY OF PROXY MATERIALS
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ANNEX A
SOLIGENIX, INC.
2025 EQUITY INCENTIVE PLAN
ADOPTED BY THE BOARD OF DIRECTORS ON MAY 5, 2025
The purpose of the Soligenix, Inc. 2025 Equity Incentive Plan (the “Plan”) is to advance the interests of Soligenix, Inc. by enhancing its ability to attract and retain employees and other persons who can make significant contributions to the success of the Company through ownership of shares of the Company’s common stock.
The Plan is intended to accomplish this goal by enabling the Company to grant Awards in the form of options, restricted stock awards, deferred stock awards, unrestricted stock, performance awards, or combinations thereof, as described in greater detail below.
ARTICLE I
DEFINITIONS
1.1   General.   Wherever the following terms are used in this Plan they shall have the meaning specified below, unless the context clearly indicates otherwise.
1.2   Award.   “Award” shall mean the grant of an option, deferred stock, restricted stock, unrestricted stock, performance award, stock appreciation right or any combination thereof pursuant to this Plan.
1.3   Award Limit.   “Award Limit” shall mean six million (6,000,000) shares of common stock, plus the amount of any increase in the number of shares that may be available for issuance pursuant to Section 2.1(a).
1.4   Board.   “Board” shall mean the Board of Directors of the Company.
1.5   Code.   “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
1.6   Committee.   “Committee” shall mean the Committee to which the Board delegates the power to act under or pursuant to the provisions of the Plan, or the Board if no Committee is selected. If the Board delegates powers to a Committee, and if the Company is or becomes subject to Section 16 of the Exchange Act, then, if necessary for compliance therewith, such Committee shall consist initially of not less than two (2) members of the Board, each member of which must be a “Non-Employee Board Member” within the meaning of the applicable rules promulgated pursuant to the Exchange Act. The failure of any Committee members to qualify as a “Non-Employee Board Member” shall not otherwise affect the validity of an Award. If the Company is or becomes subject to Section 16 of the Exchange Act, no member of the Committee shall receive any Award pursuant to the Plan or any similar plan of the Company or any affiliate while serving on the Committee unless the Board determines that the grant of such Award satisfies the then current Rule 16b-3 requirements under the Exchange Act.
1.7   Company.   “Company” shall mean Soligenix, Inc., a Delaware corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed, or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.
1.8   Disability or Disabled.   “Disability or Disabled” shall mean permanent and total disability as defined in Section 22(e)(3) of the Code, except as otherwise may be required by Section 409A of the Code, in which case “disability” shall be defined as set forth in Section 409A of the Code.
1.9   Exchange Act.   “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
1.10   Fair Market Value.   “Fair Market Value” of a share of common stock as of a given date shall be (i) the mean between the highest and lowest selling price of a share of common stock on such date on the principal exchange on which shares of common stock are then trading, if any, or if shares were not traded on such date, then on the closest preceding date on which a trade occurred, or (ii) if the common stock is not traded on an exchange, the mean between the closing representative bid and asked prices for the common stock on such date as reported by AMEX or, if AMEX is not

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then in existence, by its successor quotation system; or (iii) if the common stock is not publicly traded, the Fair Market Value of a share of common stock as established by the Committee acting in good faith.
1.11   Key Employee.   “Key Employee” shall mean an employee of the Company or of an affiliate (including, without limitation, an employee who also is serving as an officer or director of the Company or of an affiliate) designated by the Board or the Committee as being eligible to be granted one or more options under the Plan.
1.12   Key Non-Employee.   “Key Non-Employee” shall mean a Non-Employee Board Member, consultant, or independent contractor of the Company or of an affiliate who is designated by the Board or the Committee as being eligible to be granted one or more options under the Plan.
1.13   Non-Employee Board Member.   “Non-Employee Board Member” shall mean a director of the Company who is not an employee of the Company or any of its affiliates. For purposes of this Plan, a Non-Employee Board Member shall be deemed to include the employer of such Non-Employee Board Member, if the Non-Employee Board Member is so required, as a condition of his employment, to provide that any option granted hereunder be made to the employer.
1.14   Participant.   “Participant” shall mean a Key Employee or a Key Non-Employee to whom an award is granted under the Plan.
1.15   Plan.   “Plan” shall mean this Equity Compensation Plan, as amended from time to time.
1.16   Shares.   “Shares” shall mean the following shares of the capital stock of the Company as to which Awards have been or may be granted under the Plan: treasury shares or authorized but unissued common stock $.001 par value, or any share of capital stock into which the shares are changed or for which they are exchanged within the provision of the Plan.
1.17   Rule 16b-3.   “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.
1.18   Termination of Directorship.   “Termination of Directorship” shall mean the time when an optionee who is an independent director ceases to be a director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship.
1.19   Termination of Employment.   “Termination of Employment” shall mean the time when the employee-employer relationship between the optionee, grantee or restricted stockholder and the Company is terminated for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment, continuing employment or retention as a consultant or advisor of an optionee, grantee or restricted stockholder by the Company, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company with the former employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that, with respect to “incentive stock options”, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purpose of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. Notwithstanding any other provision of this Plan, the Company has an absolute and unrestricted right to terminate an employee’s employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

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ARTICLE II
SHARES SUBJECT TO PLAN
2.1   Shares Subject to Plan.
(a)   The shares of stock subject to options, awards of restricted stock, performance awards, awards of deferred stock or unrestricted stock shall be the Company’s common stock, $.001 par value. The aggregate number of such shares which may be issued upon exercise of such options or rights or upon any such awards under the Plan initially shall not exceed six million (6,000,000), subject to adjustment as provided herein. The number of shares reserved for issuance hereunder shall automatically increase (i) on January 1 of each calendar year, from January 1, 2026 through January 1, 2035, by the least of  (a) four percent of the total number of shares of the Company’s common stock outstanding on December 31st of the preceding calendar year, (b) 1,000,000 shares, or (c) a number determined by the Board that is less than the lesser of  (a) or (b). The shares of common stock issuable upon exercise of such options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares.
(b)   The maximum number of shares which may be subject to options or stock appreciation rights granted under the Plan to any individual in any calendar year shall not exceed the limitations set forth in this subsection 2.1(b). Subject to adjustment as provided in Section 9.3, the maximum number of shares of Stock that may be issued, in the aggregate, pursuant to the exercise of Options that do not qualify as “incentive stock options” under Section 422(b) of the Code (“non-qualified stock options”) shall be 6,000,000 and the maximum number of shares of Stock that may be issued, in the aggregate, pursuant to the exercise of stock options that qualify as “incentive stock options” (“ISOs”) shall also be 6,000,000, in each case plus the amount of any increase in the number of shares that may be available for issuance pursuant to Section 2.1(a); provided, that the foregoing maximum limits shall not be construed to permit more than the maximum number of shares described at (a) above (as the same may be adjusted as provided in Section 9.3) to be issued in the aggregate pursuant to all Awards.
(c)   Shares subject to options which are canceled shall continue to be counted against the Award Limit and if, after grant of an option, the price of shares subject to such option is reduced, the transaction shall be treated as a cancellation of the option and a grant of a new option and both the option deemed to be canceled and the option deemed to be granted shall be counted against the Award Limit. This subparagraph (c) shall be construed in a manner consistent with the requirements of Section 409A of the Code and any such cancellation and subsequent grant or Award shall fully comply with the requirements of said Section 409A of the Code.
2.2   Unexercised Options and Other Rights.   As from time to time applicable, to the extent that (i) an option expires or is otherwise terminated without being exercised, or (ii) any shares of stock subject to any restricted stock, deferred stock or performance award granted hereunder are forfeited, such shares shall again be available for issuance in connection with future awards under the Plan. If any shares of stock have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of an option and such shares are returned to the Company in satisfaction of such indebtedness, such shares shall again be available for issuance in connection with future awards under the Plan.
ARTICLE III
GRANTING OF OPTIONS
3.1   Eligibility.   Any officer, employee, consultant, advisor or director shall be eligible to be granted an option.
3.2   Granting of Options.
(a)   The Committee shall from time to time, in its absolute discretion:
(i)   Select which Participants shall be granted options;
(ii)   Subject to the Award Limit, determine the number of shares subject to such options;
(iii)   Determine whether such options are to be ISOs or non-qualified stock options; and
(iv)   Determine the terms and conditions of such options, consistent with this Plan.
(b)   The Committee shall instruct the secretary of the Company to issue such options and may impose such conditions on the grant of such options as it deems appropriate, including substitution or replacement of awards, cancellation and replacement or other adjustments to the Award, including but not limited to the strike price. Without

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limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an option that the optionee surrender for cancellation some or all of the unexercised options, awards of restricted stock, deferred stock, performance awards or unrestricted stock or other rights which have been previously granted to him under this Plan or otherwise. Any such surrender and subsequent grant or Award shall fully comply with the requirements of Section 409A of the Code and within the statutory guidelines. Such grant or other Award may contain such terms and conditions as the Committee deems appropriate and shall be exercisable in accordance with its terms, subject to statutory and regulatory compliance.
3.3   Special Rules Applicable to ISOs.
(a)   No person may be granted an ISO under this Plan if such person, at the time the ISO is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless such ISO conforms to the applicable provisions of Section 422 of the Code.
(b)   No ISO shall be granted unless such option, when granted, qualifies as an “incentive stock option” under Section 422 of the Code. No ISO shall be granted to any person who is not an employee.
(c)   Any ISO granted under this Plan may be modified by the Committee to disqualify such option from treatment as an “incentive stock option” under Section 422 of the Code.
(d)   To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company) exceeds $100,000, such options shall be treated as non-qualified stock options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of this Section 3.3(d), the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted.
3.4   Certain Additional Provisions for Non-Qualified Stock Options.
(a)   Non-Qualified Stock Options with Fair Market Value Exercise Price.   Unless otherwise determined by the Board pursuant to paragraph (b) below, to avoid a deferral of compensation falling within the requirements of Section 409A of the Code, any option to purchase stock, other than an “incentive stock option” described in Section 422 of the Code, will have the following characteristics: (i) the exercise price will never be less than the fair market value of the underlying stock on the date the option is granted, (ii) the receipt, transfer or exercise of the option will be subject to taxation under Section 83 of the Code, and (iii) the option will not include any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of the option.
(b)   Non-Qualified Stock Options with an Exercise Price Less than Fair Market Value.   Notwithstanding paragraph (a) above, to the extent that any non-qualified stock option may constitute a deferral of compensation, such option shall comply with the requirements of Section 409A of the Code as set forth in the corresponding stock option agreement.
3.5   Substitute Options.   In the event that the Company or any Subsidiary consummates a transaction described in Section 424(a) of the Code (relating to the acquisition of property or stock from an unrelated corporation), individuals who become employees or consultants of the Company or any Subsidiary on account of such transaction may be granted ISOs in substitution for options granted by their former employer, subject to the requirements of Section 409A of the Code. The Board, in its sole discretion and consistent with Sections 409A and 424(a) of the Code, shall determine the exercise price of such substitute Options.
ARTICLE IV
TERMS OF OPTIONS
4.1   Option Agreement.   Each option shall be evidenced by a written stock option agreement, which shall be executed by the optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan. Stock option agreements evidencing ISOs shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. In this regard, any awards which are non-qualified stock options under Section 3.4 of this Plan will include within the written award agreement such terms and conditions as are necessary to comply with the requirements of Section 409A of the Code. Any award agreement may require that the Participant agree to be bound by any stockholders’ agreement among all or

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certain stockholders of the Company that may be in effect at the time of the grant of the award, or the exercise of an Option, if applicable, or certain provisions of any such agreement that may be specified by the Company.
4.2   Option Price.   The price per share of the shares subject to each option shall be set by the Committee; provided, however, that (i) such price shall be no less than the par value of a share of common stock, and (ii) in the case of options intended to qualify as ISOs such price shall be no less than 100% of the Fair Market Value of a share of common stock on the date the option is granted (110% of the Fair Market Value of a share of common stock on the date such option is granted in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company).
4.3   Option Term.   The term of an option shall be set by the Committee in its discretion; provided, however, that, in the case of ISOs, the term shall not be more than ten (10) years from the date the ISO is granted, or five (5) years from such date if the ISO is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company.
4.4   Option Vesting and Exercisability.   Stock options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. The Committee may provide, in its discretion, that any stock option shall be exercisable only in installments, and the Committee may waive such installment exercise provisions at any time in whole or in part based on such factors as the Committee may determine, in its sole discretion, including but not limited to in connection with any “change in control” of the Company, as defined in any stock option agreement. Notwithstanding the foregoing, the Board may accelerate (i) the vesting or payment of any award (including an ISO), (ii) the lapse of restrictions on any award (including an award of Restricted Stock) and (iii) the date on which any Option first becomes exercisable as long as such acceleration will not subject the specific award or this Plan, in general, to the requirements of Section 409A of the Code.
ARTICLE V
EXERCISE OF OPTIONS
5.1   Partial Exercise.   An exercisable option may be exercised in whole or in part. However, an option shall not be exercisable with respect to fractional shares and the Committee may require that, by the terms of the option, a partial exercise be with respect to a minimum number of shares.
5.2   Manner of Exercise.   All or a portion of an exercisable option shall be deemed exercised upon delivery of all of the following to the secretary of the Company or the secretary’s office:
(a)   A written notice complying with the applicable rules established by the Committee stating that the option, or a portion thereof, is to be exercised. The notice shall be signed by the optionee or other person then entitled to exercise the option or such portion;
(b)   Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;
(c)   In the event that the option shall be exercised pursuant to Section 9.1 by any person or persons other than the optionee, appropriate proof of the right of such person or persons to exercise the option; and
(d)   Full cash payment to the secretary of the Company for the shares with respect to which the option, or portion thereof, is exercised. However, at the discretion of the Committee, the terms of the option may (i) allow a delay in payment up to thirty (30) days from the date the option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of common stock owned by the optionee for at least six months prior to the date of delivery, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of shares of common stock then issuable upon exercise of the option having a Fair Market Value on the date of option exercise equal to the aggregate exercise price of the option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (v) allow payment, in whole or in part, through the delivery of a promissory note bearing interest (at

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no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee, or (vi) allow payment through any combination of the foregoing. In the case of a promissory note, the Committee may also prescribe the form of such note, the security to be given for such note and the rate of interest, if any, that the note shall bear. The option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law, and any such note or loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.
5.3   Conditions to Issuance of Stock Certificate.   The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any option or portion thereof prior to fulfillment of all of the following conditions:
(a)   The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;
(b)   The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee shall, in its absolute discretion, deem necessary or advisable;
(c)   The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;
(d)   The lapse of such reasonable period of time following the exercise of the option as the Committee may establish from time to time for reasons of administrative convenience; and
(e)   The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.
5.4   Rights as Stockholders.   The holders of options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of an option unless and until certificates representing such shares have been issued by the Company to such holders.
5.5   Ownership and Transfer Restrictions.   The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an option as it deems appropriate. Any such restriction shall be set forth in the respective stock option agreement and may be referred to on the certificates evidencing such shares. The Committee may require the optionee to give the Company prompt notice of any disposition of shares of common stock acquired by exercise of an ISO within (i) two years from the date the option was granted or (ii) one year after the transfer of such shares to the optionee. The Committee may direct that the certificates evidencing shares acquired by exercise of an option refer to such requirement to be given prompt notice of disposition.
ARTICLE VI
AWARD OF RESTRICTED STOCK
6.1   Award of Restricted Stock.
(a)   The Committee shall from time to time, in its absolute discretion, select which Participants shall be awarded restricted stock, and determine the purchase price, if any, and other terms and conditions applicable to such restricted stock, consistent with this Plan.
(b)   The Committee shall establish the purchase price, if any, and form of payment for restricted stock, including any consideration required by applicable law. The Committee shall instruct the secretary of the Company to issue such restricted stock and may impose such conditions on the issuance of such restricted stock as it deems appropriate.
6.2   Restricted Stock Agreement.   Restricted stock shall be issued only pursuant to a written restricted stock agreement, which shall be executed by the selected Key Employee or consultant and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.
6.3   Rights as Stockholders.   Upon delivery of the shares of restricted stock to the escrow holder pursuant to Section 6.5, the restricted stockholder shall have, unless otherwise provided by the Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions in the restricted stockholder’s restricted stock agreement, including the

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right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the common stock shall be subject to the restrictions set forth in Section 6.4.
6.4   Restriction.   All shares of restricted stock issued under this Plan (including any shares received by holders thereof with respect to shares of restricted stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual restricted stock agreement, be subject to such restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance; provided, however, that by a resolution adopted after the restricted stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the restricted stock agreement. Restricted stock may not be sold or encumbered until all restrictions are terminated or expire.
6.5   Escrow.   The Secretary of the Company or such other escrow holder as the Committee may appoint shall retain physical custody of each certificate representing restricted stock until all of the restrictions imposed under the restricted stock agreement with respect to the shares evidenced by such certificate expire or shall have been removed.
6.6   Legend.   In order to enforce the restrictions imposed upon shares of restricted stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of restricted stock that are still subject to restrictions under restricted stock agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.
6.7   Deferred Compensation.   To the extent that any award of shares of Restricted Stock may constitute a deferral of compensation, the award shall comply with the requirements of Section 409A of the Code as set forth in the corresponding restricted stock agreement.
ARTICLE VII
PERFORMANCE AWARDS, DEFERRED STOCK, UNRESTRICTED STOCK
7.1   Performance Awards.
(a)   Any Participant selected by the Committee may be granted one or more performance awards. The value of such performance awards may be linked to the market value, book value, net profits or other measure of the value of common stock or other specific Performance Criteria (as defined in Section 7.1(b) below) determined appropriate by the Committee, or may be based upon the appreciation in the market value, book value, net profits or other measure of the value of a specified number of shares of common stock over a fixed period or periods determined by the Committee.
(b)   For purposes of this Section 7.1, “Performance Criteria” are specified criteria, other than the mere performance of services or the mere passage of time the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. a Performance Criterion means an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof); sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating rations; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion measure and any targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. Any Performance Criterion based on performance over a period of time shall be determined by reference to a period of not less than one year.
7.2   Unrestricted Stock.   Subject to the terms and provisions of the Plan, the Committee may grant or sell shares of fully vested and unrestricted stock in such amounts and for such consideration, if any, as the Committee shall determine;

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provided, that the aggregate number of shares of unrestricted stock that may be granted or sold for a purchase price that is less than their fair market value, unless granted in lieu of cash compensation equal to such fair market value, shall not exceed 200,000 shares.
7.3   Deferred Stock.   Any Participant selected by the Committee may be granted an award of deferred stock in the manner determined from time to time by the Committee. The number of shares of deferred stock shall be determined by the Committee and may be linked to the market value, book value, net profits or other measure of the value of common stock or other specific Performance Criteria determined appropriate by the Committee. Common stock underlying a deferred stock award will not be issued until the deferred stock award has vested, pursuant to a vesting schedule or Performance Criteria set by the Committee. Unless otherwise provided by the Committee, a grantee of deferred stock shall have no rights as a Company stockholder with respect to such deferred stock until such time as the award has vested and the common stock underlying the award has been issued.
7.4   Performance Award Agreement, Deferred Stock Agreement, Unrestricted Stock Agreement.   Each performance award, award of deferred stock and/or unrestricted Stock shall be evidenced by a written agreement, which shall be executed by the grantee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.
7.5   Term.   The term of a performance award, award of deferred stock and/or unrestricted stock shall be set by the Committee in its discretion.
7.6   Payment on Exercise.   Payment of the amount determined under Section 7.1, 7.2 or 7.3 above shall be in cash, in common stock or a combination of both, as determined by the Committee. To the extent any payment under this Article VII is effected in common stock, it shall be made subject to satisfaction of all provisions of Section 5.3.
7.7   Deferred Compensation.   It is not intended that awards under this Article VII, in form and/or operation, will constitute “deferred compensation” under Section 409A of the Code. If it is subsequently determined that such awards in form and/or operation, constitute “deferred compensation” under Section 409A of the Code, the award shall be amended as provided by in Section 9.6 to comply with the requirements of Section 409A of the Code as set forth in the corresponding award agreement.
7.8   Form of Agreement.   Each award granted pursuant to this Article VII shall be evidenced by a written agreement, which shall be executed by the Grantee and an authorized officer of the Company and which shall contain such terms and conditions as the Administrator shall determine, consistent with this Plan, including the term of the award and payment on exercise.
ARTICLE VIII
ADMINISTRATION
8.1   Committee.   The Committee shall consist of two or more directors appointed by and holding office at the pleasure of the Board. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.
8.2   Duties and Powers of Committee.   It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which options, awards of restricted stock, deferred stock, unrestricted stock or performance awards are granted or awarded, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such grant or award under this Plan need not be the same with respect to each optionee, grantee or restricted stockholder. Any such interpretations and rules with respect to ISOs shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.
8.3   Majority Rule.   The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.
8.4   Compensation; Professional Assistance; Good Faith Actions.   Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which

A-8	|	2025 Proxy Statement

members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company’s officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all optionees, grantees, restricted stockholders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, options, awards of restricted stock or unrestricted stock, deferred stock or performance awards, and all members of the Committee shall be fully protected and indemnified by the Company in respect of any such action, determination or interpretation.
ARTICLE IX
MISCELLANEOUS PROVISIONS
9.1   Not Transferable.   Except as may otherwise be authorized in writing by the Committee in accordance with applicable law, options, restricted stock awards, unrestricted or deferred stock awards or performance awards under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until such rights or awards have been exercised, or the shares underlying such rights or awards have been issued, and all restrictions applicable to such shares have lapsed. No Award or interest or right therein shall be liable for the debts, contracts or engagements of the optionee, grantee or restricted stockholder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided however, that this Section 9.1 shall not prevent (i) transfers by will or by the applicable laws of descent and distribution, or (ii) the designation of a beneficiary to exercise any option or other right or award (or any portion thereof) granted under the Plan after the optionee’s or grantee’s death.
9.2   Amendment Suspension or Termination of this Plan.   This Plan shall terminate on the date of the annual meeting of the Board immediately following the tenth (10th) anniversary of the Board’s adoption of this Plan. This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Committee, no action of the Committee may, except as provided in Section 9.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan or modify the Award Limit, and no action of the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. No amendment, suspension or termination of this Plan shall, without the consent of the holder of, alter or impair any rights or obligations under any Award theretofore granted, unless the award itself otherwise expressly so provides. No Award may be granted or awarded during any period of suspension or after termination of this Plan, and in no event may any ISO be granted under this Plan after the first to occur of the following events:
(a)   The expiration of ten (10) years from the date the Plan is adopted by the Board; or
(b)   The expiration of ten (10) years from the date the Plan is approved by the Company’s stockholders under Section 9.5.
Specifically, and in addition to the foregoing, this Plan may be amended, to the extent necessary, to comply with regulatory and legislative requirements, including Section 409A of the Code.
9.3   Adjustments.   Upon the happening of any of the following described events, a Participant’s rights with respect to awards granted hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the award agreement.
(a)   Stock Splits and Recapitalizations.   In the event the Company issues any of its shares as a stock dividend upon or with respect to the shares, or in the event shares shall be subdivided or combined into a greater or smaller number of shares, or if, upon a merger or consolidation, reorganization, split-up, liquidation, combination, recapitalization or the like of the Company, shares shall be exchanged for other securities of the Company, securities of another entity, cash or other property, each Participant upon exercising an Option (for the purchase price to be paid under the Option) shall be entitled to purchase such number of shares, other securities of the Company, securities of such other entity, cash or other property as the Participant would have received if the Participant had been the holder of the shares with respect to which the award is exercised at all times between the Grant Date of the award and

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the date of its exercise, and appropriate adjustments shall be made in the purchase price per share. In determining whether any award granted hereunder has vested, appropriate adjustments will be made for distributions and transactions described in this Section 9.3(a). The Board may adjust the number of shares subject to outstanding awards and the exercise price and the terms of outstanding awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property, or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan, including adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued. Notwithstanding the foregoing, any adjustment under this Section 9.3(a) shall not be permitted to the extent that the individual award or this Plan, in general, would constitute deferred compensation subject to Section 409A of the Code unless the award agreement sets forth the terms and conditions necessary to comply with the requirements of Section 409A of the Code. Where an adjustment of the type described above is made to an ISO under this Section, the adjustment will be made in a manner which will not be considered a “modification” under the provisions of subsection 424(h)(3) of the Code.
(b)   Restricted Stock. If any person owning Restricted Stock receives new or additional or different shares or securities (“New Securities”) in connection with a corporate transaction or stock dividend described in Section 9.3(a) as a result of owning such Restricted Stock, the New Securities shall be subject to all of the conditions and restrictions applicable to the Restricted Stock with respect to which such New Securities were issued. Notwithstanding the foregoing, any adjustment under this Section 9.3(b) shall not be permitted to the extent that the individual award or this Plan, in general, would constitute deferred compensation subject to Section 409A of the Code unless the award agreement sets forth the terms and conditions necessary to comply with the requirements of Section 409A of the Code.
(c)   Fractional Shares.   No fractional shares shall be issued under the Plan. Any fractional shares which, but for this Section, would have been issued shall be deemed to have been issued and immediately sold to the Company for their Fair Market Value, and the Participant shall receive from the Company cash in lieu of such fractional shares.
(d)   Further Adjustment.   Upon the happening of any of the events described in Sections 9.3(a) or 9.3(c), the class and aggregate number of shares set forth in Section 5.1 hereof that are subject to awards which previously have been or subsequently may be granted under the Plan, and the number of shares set forth in Section 5.3 hereof that may be granted to a Participant in any year shall be appropriately adjusted to reflect the events described in such Sections. The Board shall determine the specific adjustments to be made under this Section 9.3(d).
(e)   Assumption of Options Upon Certain Events.   In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant awards under the Plan in substitution for stock and stock based awards issued by such entity or a Subsidiary thereof, as long as such substitute awards will not constitute a deferral of compensation under Section 409A of the Code. Notwithstanding the foregoing, to the extent that the Board determines that any such substitute award shall constitute a deferral of compensation under Section 409A of the Code, such award shall be accompanied with a written award agreement which shall set forth the terms and conditions required to comply with the requirements of Section 409A of the Code. The substitute awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances. The awards so granted shall not reduce the number of shares that would otherwise be available for awards under the Plan. Notwithstanding the foregoing, in the event of such a reorganization, merger, consolidation, recapitalization, reclassification, stock splitup, stock dividend or combination, or other adjustment or event which results in shares of Common Stock being exchanged for or converted into cash, securities or other property, the Company will have the right, subject to applicable statutory and regulatory guidance, including but not limited to Section 409A of the Code, to terminate this Plan as of the date of the exchange or conversion, in which case all options, rights and other awards under this Plan shall become the right to receive such cash, securities or other property, net of any applicable exercise price.
9.4   Approval of Plan by Stockholders.   This Plan will be submitted for the approval of the Company’s stockholders within (12) twelve months after the date of the Board’s initial adoption of this Plan. Awards may be granted prior to such stockholder approval, provided that such Awards shall not be exercisable nor shall vest prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted under this Plan shall thereupon be canceled and become null and void.

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9.5   Tax Withholding.   The Company shall be entitled to require payment in cash or deduction from other compensation payable to each optionee, grantee or restricted stockholder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting or exercise of any option, restricted stock, deferred stock, performance award or unrestricted stock. The Committee may in its discretion and in satisfaction of the foregoing requirement allow such optionee, grantee or restricted stockholder to elect to have the Company withhold shares of common stock (or allow the return of shares of common stock) having a Fair Market Value equal to the sums required to be withheld.
9.6   Loan.   To the extent permitted by applicable law, the Committee may, in its discretion, extend one or more loans in connection with the exercise or receipt of an option or performance award, granted under this Plan, or the issuance of restricted stock, unrestricted stock or deferred stock awarded under this Plan. The terms and conditions of any such loan shall be set by the Committee.
9.7   Limitations Applicable to Section 16 Persons and Performance-Based Compensation.   Notwithstanding any other provision of this Plan, any option, performance award, stock appreciation right granted, or restricted stock, unrestricted stock or deferred stock awarded, to a Key Employee or director who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule, and this Plan shall be deemed amended to the extent necessary to conform to such limitations.
9.8   Other Transfer Restrictions.   Notwithstanding any other provision of the Plan, in order to qualify for the exemption provided by Rule 16b-3 under the Exchange Act, and any successor provision, (i) any Restricted Stock offered under the Plan to a Participant subject to Section 16 of the Exchange Act (a “Section 16 Participant”) may not be sold for six (6) months after acquisition; (ii) any shares or other equity security acquired by a Section 16 Participant upon exercise of an Option may not be sold for six (6) months after the date of grant of the Option; and (iii) any Option or other similar right related to an equity security issued under the Plan shall not be transferable except in accordance with the rules under Section 16 of the Exchange Act, subject to any other applicable transfer restrictions under the Plan or the award agreement. The Board shall have no authority to take any action if the authority to take such action, or the taking of such action, would disqualify a transaction under the Plan from the exemption provided by Rule 16b-3 under the Act, or any successor provision.
9.9   Effect of Plan Upon Other Compensation or Incentive Plans.   The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for employees of the Company or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, firm or association.
9.10   Compliance with Laws.   This Plan, the granting and vesting of options, restricted stock awards, unrestricted stock awards, deferred stock awards, performance awards or stock appreciation rights under this Plan and the issuance and delivery of shares of common stock and the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements and the requirements of Section 409A of the Code) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan, options, restricted stock awards, unrestricted stock awards, deferred stock awards, performance awards, or stock appreciation rights granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
9.11   Titles.   Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.
9.12   Governing Law.   This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.
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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV74978-P29081! ! !ForAllWithholdAllFor AllExceptFor Against Abstain! ! !! ! !! ! !! ! !To withhold authority to vote for any individualnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.SOLIGENIX, INC.29 EMMONS DRIVESUITE B-10PRINCETON, NJ 08540SOLIGENIX, INC.1. To elect five directors to serve until the next Annual Meeting ofStockholders or until their respective successors have been dulyelected and qualified.Nominees:THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL"NOMINEES FOR THE ELECTION OF DIRECTORS AND "FOR"PROPOSALS 2, 3, 4 AND 5.3. To hold an advisory vote on executive compensation.2. To approve the 2025 Equity Incentive Plan.4. To ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the year ending December 31, 2025.5. To approve an adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient shares votedto constitute a quorum or votes in favor of a particular proposal for approval.NOTE: To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.This proxy when properly signed will be voted in the manner directed herein by the undersigned stockholder and in the discretion of the proxies on such mattersas may properly come before the Annual Meeting or any adjournments or postponements thereof. IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTEDAS RECOMMENDED BY THE BOARD OF DIRECTORS.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator,or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders mustsign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.01) Christopher J. Schaber, Ph.D.02) Gregg A. Lapointe, C.P.A.03) Diane L. Parks, M.B.A.04) Robert J. Rubin, M.D.05) Jerome B. Zeldis, M.D., Ph.D.SCAN TOVIEW MATERIALS & VOTE wVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until11:59 p.m. Eastern Time on June 19, 2025. Have your proxy card in hand when you access the web site andfollow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/SNGX2025You may attend the meeting via the Internet and vote during the meeting. Have the 16-digit control numberincluded on this proxy card available and follow the instructions.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent toreceiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. Tosign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted,indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time onJune 19, 2025. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided orreturn it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.V74979-P29081

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.CONTINUED AND TO BE SIGNED ON REVERSETHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OFSOLIGENIX, INC.ANNUAL MEETING OF STOCKHOLDERS - JUNE 20, 2025The undersigned hereby appoints Christopher J. Schaber, Ph.D., the Chief Executive Officer and President of Soligenix, Inc., and Jonathan Guarino,the Senior Vice President and Chief Financial Officer of Soligenix, Inc., or either of them, each with the power of substitution, and hereby authorizes each of them to represent and to vote as designated on the reverse side of this proxy card, all of the shares of common stock ofSoligenix, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held virtually via the Internet, on Friday, June 20, 2025,at 9:00 a.m., Eastern Daylight Time, or any adjournment or postponement thereof. The 16-digit control number included on this proxy card will be required to access the meeting.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER AND IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR ALL" IN THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY CARD FOR THE BOARD OF DIRECTORS AND "FOR" EACH OF THE OTHER PROPOSALS SET FORTH ON THE REVERSE SIDE.The Board of Directors recommends you vote (1) "FOR ALL" in the election of the named nominees as directors; (2) "FOR" the approval of the Company's 2025 Equity Incentive Plan; (3) "FOR" the approval of the compensation of the executive officers; (4) "FOR" the ratification of Cherry Bekaert LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2025 and (5) "FOR" the approval of the adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient shares voted to constitute a quorum or votes in favor of a particular proposal for approval.PLEASE SIGN, DATE AND RETURN PROMPTLY.